UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/Amendment NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELECTRIC TRACTOR CORP.
(Exact name of registrant as specified in its charter)

98-0651945	333112	WYOMING
(I.R.S. Employer	(Primary Standard Industrial	(State or other jurisdiction
Identification Number)	Classification Code Number)	of incorporation or organization)

59 Hunter Rd Niagara on the Lake, ON L0S 1J0 Canada 905-467-5531	Incorp Services, Inc. 2510 Warren Ave. Cheyenne, WY 82001 USA
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to
Jonathan D. Leinwand, Esq.
200 S Andrews Ave., Suite 703B
Ft. Lauderdale, FL 33301
(954) 903-7856
(954) 252-4265 (Fax)

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	1,038,068	$.50	$519,034	$70.80
_________
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS APRIL 10, 2013.

PROSPECTUS

ELECTRIC TRACTOR CORP.
OFFERING UP TO 1,038,068 COMMON SHARES

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

This prospectus relates to the offer and resale of up to 1,038,068 shares of our common stock, par value $0.001 per share, by the selling stockholders.

We will not receive any proceeds from the resale of these shares of common stock offered by the selling stockholders. The Selling Stockholders may sell the shares of common stock from time to time at $.50 per share until the price of the common shares is quoted on the OTC Bulletin Board then the selling shareholders may make sales at the prevailing market price on the OTCBB , or in negotiated transactions.

Our common stock is not quoted on any exchange or inter-dealer quotation system and should our shares become quoted on such exchange or system there is no guarantee that a market for the shares will develop.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

The Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s Board of Directors has the ability pursuant to the Company’s Bylaws to restrict the transfer of the Company’s shares. This may prevent you from transferring any shares purchased

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 7.
_____________________

ELECTRIC TRACTOR CORP.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements. The Company’s Board of Directors has the ability pursuant to the Company’s Bylaws to restrict the transfer of the Company’s shares. This may prevent you from transferring any shares purchased

About Us

Electric Tractor Corp. (“The Company,” “Us,” or “We”) was incorporated under the laws of the State of Wyoming on August 14, 2006 as Tabularasa Corp. The Company owned the rights to a plastic recycling technology. It acquired that technology from Blaine Froats, its previous CEO, in December 2007. On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings Inc. Now Richard A. Zirger is our CEO. The Company is no longer pursuing the commercialization of the plastic recycling technology.

On March 19, 2010, the Company changed its name to Electric Tractor Corp.

We expect that we will need $500,000 in new capital to begin assembly of our proposed Electric Tractor models. We are currently updating certain components in anticipation of manufacturing and in addition to the capital required will need to secure an assembly location. We have identified a location and are currently working on upgrading certain components of Electric Tractor design which we expect will be completed in November 2013.

SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements since inception in August 2009. For financial statement purposes Electric Tractor Corp. (the entity from which the Registrant (formerly known as Tabularasa Corp. and now known as Electric Tractor Corp.) is the accounting acquirer and the financial statements are those of the original Electric Tractor Corp.

	Year Ended 12/31/2012	From Inception Through 12/31/2012
	(Unaudited)	(Unaudited)
Revenues	$ - 0 -	$ - 0 -
Cost of Sales	- 0 -	- 0 -
Gross Profit	- 0 -	- 0 -

Consulting Fees	26,971	42,592
Other Expenses	29,135	77,689
Total Operating Expense	56,106	120,281
Loss from Operations	(56,106)	(120,281)

Other Income	-0-	-0-

NET INCOME /LOSS	$(56,106)	$(120,281)

THE OFFERING

This prospectus relates to the resale of up to 1,038,068 shares of our common stock by the Selling Stockholders.

Shares issued and outstanding	9,487,016

Securities Offered	1,038,068 shares of Electric Tractor Corp. Common Shares, offered by the Selling Stockholders

Offering Price	$.50 (Fifty Cents) per share

Use of Proceeds	We will not receive any proceeds from the sale of the shares by the selling stockholders.

Risk Factors	Carefully read all information in this prospectus for a discussion of the factors you should consider

RISK FACTORS

Risks Related to Our Business

Our Independent Auditors have expressed substantial doubt about our ability to continue as a going concern.

As we don’t have enough cash on hand to pay our expenses for the next 12 months of operations, our independent auditors have included a “going concern” qualification in their audit report. The Company will have to continue to raise funds to continue to operate. This qualification may also make it more difficult for the Company to raise capital and could increase the cost of any capital raised.

We require additional financing and our inability to raise additional capital on acceptable terms in the future may have a material adverse effect on our business and financial condition.

We do not have sufficient operating capital to fund our operations for the next 12 months and must raise that capital through loans and/or sales of our common stock. There is no guarantee that we will be able to do so. Failure to do so could cause us to have to cut operations and delay development and introduction of our products.

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of our executive officer, Richard Zirger. Our future success will depend to a large extent on retaining our employees and our ability to attract, train, retain and motivate sufficient qualified employees to fill vacancies created by attrition or expansion of our operations. The loss of the services of our executive officer could have a material adverse effect on our business, revenues, and results of operations or financial condition.

Competition for talented personnel is intense, and we may not be able to attract, train, retain or motivate highly qualified technical and managerial personnel in the future.  In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate. Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

We depend on our executive officer and shareholders for financing

Our executives and shareholders have advanced the funds for payment of the expenses related to this offering and our operating expenses. While we do not have formal repayment terms for the funds advanced on our behalf, we expect that such funds will be needed to be paid back in the future. Additionally, there is no guarantee that they will continue to advance funds for our continued operations.

We must be able to adapt to rapidly changing technology trends and evolving industry standards or we risk our products becoming obsolete.

The electric vehicle market in which we compete is characterized by intensive development efforts and rapidly advancing technology. Our future success will depend, in large part, upon our ability to anticipate and keep pace with advancing technology and competing innovations. We may not be successful in identifying, developing and marketing new products or enhancing our existing products. We believe that a number of large companies, with significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than ours, and have the capacity to develop electric tractors and other electric commercial equipment that would compete with our products..

We may be subject to product liability claims and have limited insurance coverage.

By engaging in the electric tractor business, we will face an inherent business risk of exposure to product liability claims in the event that the use of our products results in personal injury or death. Also, in the event that any of our products proves to be defective, we may be required to recall or redesign such products. We will need to maintain adequate product liability insurance coverage. If we are able to maintain insurance, of which there can be no assurance, our coverage limits may not be adequate to protect us from any liabilities we might incur in connection with the development, manufacture and sale of our products. Product liability insurance is expensive and in the future may not be available to us on acceptable terms, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage or a product recall would negatively impact our business.

We currently do not have any manufacturing facility.

We do not currently own or lease a facility sufficient for us to assemble or manufacture our electric tractors. We have not contracted with any 3rd party assembler or manufacturer nor have secured a location where the Company can assemble the tractors.

Risks Related to This Offering

We are registering the resale of 1,038,068 of common stock. The resale of such shares by the selling stockholders could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

We are registering the resale of 1,038,068 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by the Selling Stockholders could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

Risks Related to Our Common Stock

Investors who purchase shares of our common stock should be aware of the possibility of a total loss of their investment.

An investment in our common stock involves a substantial degree of risk. Before making an investment decision, you should give careful consideration to the risk factors described in this section in addition to the other information contained in this annual report. You should invest in our Company only if you can afford to lose your entire investment.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock that may make it difficult to complete some corporate transactions without their support and may prevent a change in control.  As of December 31, 2012, our directors and executive officers as a whole, beneficially own approximately 7,126,273 shares of our common stock or 75%.

The above-described significant stockholders may have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Our common stock does not currently trade on any exchange or inter-dealer quotation system, such as the OTC Bulletin Board, however we intend to seek for our common stock to be traded on the OTC Bulletin Board in the future, which would require the Company to be a reporting issuer. If we start trading and the market price per share of our common stock is less than $5.00, the shares will be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these securities. In addition, “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these securities to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our securities may have their ability to sell their securities impaired.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

Our common stock does not trade on any exchange or interdealer quotation system and an active and liquid trading market for our common stock has not yet and may not ever develop or be sustained. You may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active.

We will need to remain in compliance with our reporting requirements to the SEC to maintain our quotation on the OTC Bulletin Board, once quoted

Once we are trading on the OTC Bulletin Board we will need to timely file our periodic reports with the SEC or risk losing our quotation. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. A fifth character of "E" in a security's trading symbol is used to denote securities that FINRA believes are delinquent in their required filings; securities so denoted will be removed from the OTCBB after the applicable grace period expires.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.

The Board of Directors can restrict the transfer of our shares

Our bylaws allow the Board of Directors to restrict the transfer of our shares if it is determined to be in the best interest of the Company. This may mean that a holder of our shares may not be able to sell or transfer their shares during such time and could adversely affect the value of the shares.

We have 250,000,000 authorized shares

We amended our articles of incorporation on February 14, 2011 to allow us to issue up to 250,000,000 (Two Hundred Fifty Million) common shares. We previously had an unlimited number of shares. Because we have less than 10,000,000 common shares currently issued the ability to issue up to 250,000,000 common shares could cause dilution and adversely affect the value of any shares purchased from the Selling Shareholders.

Our Shares are Not Registered Under Section 12(g) of the Securities Exchange Act

The securities registered on this registration statement have not been registered under Section 12(g) of the Securities Exchange Act of 1934 as amended and therefore we are not obligated to provide shareholders with proxy materials under Section 14 or make filings pursuant to Section 16 of the Act. Additionally, the Company may automatically suspend its obligation to issuer periodic reports pursuant to the Act should we have less than 300 shareholders at the beginning of any fiscal year.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Selling Stockholders

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholder” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other transfer.

Deborah Lilholt	132,160	1.3931%	132,160	0	0.0%
Blaine Froats	132,150	1.3930%	132,150	0	0
FIRST FLOTILLA BWI INC.	130,000	1.3703%	130,000	0	0
Marilyn Froats	130,000	1.3703%	130,000	0	0
Tina Siddik	130,000	1.3703%	130,000	0	0
JASON FROATS	110,811	1.1680%	110,811	0	0
RICHARD FORMAN	30,750	0.3241%	30,750	0	0
TONY MAMMONE	10,000	0.1054%	10,000	0	0
KEN WELLS	9,800	0.1033%	9,800	0	0
William S. Dizenzo	8,750	0.0922%	8,750	0	0
Gerrald R. Hinshaw	7,100	0.0748%	7,100	0	0
LARRY MEYER AND DOLORES MEYER JT TEN	6,670	0.0703%	6,670	0	0
Steve Paolucci	6,250	0.0659%	6,250	0	0
LOUIS JOHN WERTALIK	6,000	0.0632%	6,000	0	0
RICHARD KELLS	5,250	0.0553%	5,250	0	0
ANNE LILHOLT	5,000	0.0527%	5,000	0	0
Jeffery Galpern	4,000	0.0422%	4,000	0	0
Dave Stegman	4,000	0.0422%	4,000	0	0
Lee A. Hammond	3,788	0.0399%	3,788	0	0
DOUGLAS R. PATON	3,500	0.0369%	3,500	0	0
CHARLES WOLFE and DEBORAH WOLFE JT TEN	3,500	0.0369%	3,500	0	0
HANS GOEBLE	3,100	0.0327%	3,100	0	0
PHILIP L BERGE	2,800	0.0295%	2,800	0	0
RICK JABRA	2,625	0.0277%	2,625	0	0
Hugh John Jaffrey Stowe	2,500	0.0264%	2,500	0	0
CAULCUTT ENTERPRISES	2,429	0.0256%	2,429	0	0
Betty Jo Berge	2,300	0.0242%	2,300	0	0
Shirley A. Dizenzo	2,300	0.0242%	2,300	0	0
Ellen Pantzer	2,300	0.0242%	2,300	0	0
CARMEN RICCA	2,000	0.0211%	2,000	0	0
Douglas C. Stukel	2,000	0.0211%	2,000	0	0
STEPHEN DAUTEL	1,500	0.0158%	1,500	0	0

TODD GORDON	1,500	0.0158%	1,500	0	0
ALFRED HOLT GRANT	1,500	0.0158%	1,500	0	0
JAMES GORDON	1,375	0.0145%	1,375	0	0
MICHAEL PUTORTI	1,350	0.0142%	1,350	0	0
William H. Norup and Marie A. Norup JT TEN	1,300	0.0137%	1,300	0	0
ADRIAN CAULCUTT	1,250	0.0132%	1,250	0	0
MARK JOORIS	1,250	0.0132%	1,250	0	0
REECE RIDGEWAY AND BETTY RIDGEWAY JT TEN	1,250	0.0132%	1,250	0	0
DR. WILLMS c/o SALAMA SHIELD	1,250	0.0132%	1,250	0	0
JOHN PATON	1,150	0.0121%	1,150	0	0
Rev. Lorne Hipson	1,133	0.0119%	1,133	0	0
John Ostrowski	1,055	0.0111%	1,055	0	0
ANTHONY M JR PASCARELLA	1,025	0.0108%	1,025	0	0
JOHN A DOLAN	1,010	0.0106%	1,010	0	0
MICHAEL JR DAVIS	1,000	0.0105%	1,000	0	0
BRANTZ MYERS	1,000	0.0105%	1,000	0	0
Irv Palmer	1,000	0.0105%	1,000	0	0
Michelle Peck	1,000	0.0105%	1,000	0	0
Albert Simon	1,000	0.0105%	1,000	0	0
Danolite A. Machanaouskaite	990	0.0104%	990	0	0
Donald Fitz-Ritzon	900	0.0095%	900	0	0
Amity Pro Ltd.	896	0.0094%	896	0	0
Elizabeth Alexander	850	0.0090%	850	0	0
SAMUEL III MCKIM	850	0.0090%	850	0	0
ELAINE ANGEROSA WERTALIK	850	0.0090%	850	0	0
JANE MARTINDALE	805	0.0085%	805	0	0
JULIANA DOLAN	750	0.0079%	750	0	0
MELISSA A GRANT	750	0.0079%	750	0	0
Marilyn Meyer	750	0.0079%	750	0	0
JOSEPH BUTTACAVOLI	725	0.0076%	725	0	0
DONALD E. HUNZIKER AND JOAN E. HUNZIKER JT TEN	700	0.0074%	700	0	0
JOHN C JR ROEHR	700	0.0074%	700	0	0
LISA BENNETT	685	0.0072%	685	0	0
KRISTEN SPINA	650	0.0069%	650	0	0
646252 Ontario Inc. in Trust	625	0.0066%	625	0	0
MARY E PATON	625	0.0066%	625	0	0
Brian Rumanek	601	0.0063%	601	0	0
STEVEN KNAPP	595	0.0063%	595	0	0
James Dahlke	585	0.0062%	585	0	0
WAYNE R BARR	550	0.0058%	550	0	0
MICHAEL DUPUIS	550	0.0058%	550	0	0
ANTHONY J PASCARELLA	550	0.0058%	550	0	0
Walter Wallace	550	0.0058%	550	0	0

Rusinek & Associates Inc., Trustee Ms. Heather McKay	547	0.0058%	547	0	0
MICHAEL J MURRAY	517	0.0054%	517	0	0
DAVID JANZEN & LINDA JANZEN JT TEN	515	0.0054%	515	0	0
GEORGE HAGER	510	0.0054%	510	0	0
Abgenix Incorporated In Trust	500	0.0053%	500	0	0
Aromatic & Flavouring Canada	500	0.0053%	500	0	0
DON BAYER	500	0.0053%	500	0	0
Sylvia Bragagnolo	500	0.0053%	500	0	0
PATRICIA BUTLER and MYRON BUTLER JT TEN	500	0.0053%	500	0	0
CALIBRE CONTRACTING	500	0.0053%	500	0	0
Wayne Canning	500	0.0053%	500	0	0
GENE CELANO	500	0.0053%	500	0	0
MARK CELANO and KIM CELANO JT TEN	500	0.0053%	500	0	0
MICHAEL COLLINS	500	0.0053%	500	0	0
SHERI D'ALESSIO	500	0.0053%	500	0	0
CHRISTOPHER DAVIS	500	0.0053%	500	0	0
Samuel Dizenzo	500	0.0053%	500	0	0
Vincent Dizenzo	500	0.0053%	500	0	0
LUCILLE DUPUIS	500	0.0053%	500	0	0
Sheldon Forman	500	0.0053%	500	0	0
Helen Forman and Richard A. Forman JT TEN	500	0.0053%	500	0	0
SHIONA M. M. Gale	500	0.0053%	500	0	0
GUY GIGLIELLO	500	0.0053%	500	0	0
HARRY GOBLE	500	0.0053%	500	0	0
SUZANNE GOULD	500	0.0053%	500	0	0
SHARON L GROTH	500	0.0053%	500	0	0
Wilma Rose Hammond	500	0.0053%	500	0	0
JOAN HAYES AND WAYNE HAYES JT TEN	500	0.0053%	500	0	0
R. W HAYES	500	0.0053%	500	0	0
PETER JAMES	500	0.0053%	500	0	0
STEPHEN JURICA AND NATALIE JURICA JT TEN	500	0.0053%	500	0	0
GLEN LAW	500	0.0053%	500	0	0
RICHARD W LOVANIO	500	0.0053%	500	0	0
MICHAEL MANN	500	0.0053%	500	0	0
ALASTAIR MCCULLY	500	0.0053%	500	0	0
GEORGE MYLENCHUK AND BEVERLY MYLENCHUK JT TEN	500	0.0053%	500	0	0
EDWARD NOCK	500	0.0053%	500	0	0
MARLENE O'HARA	500	0.0053%	500	0	0
MICHAEL SACCA	500	0.0053%	500	0	0
EDITH SIMMONS	500	0.0053%	500	0	0
FLORENCE TATTRIE	500	0.0053%	500	0	0
TODD TAYLOR	500	0.0053%	500	0	0
JUNITA CRONIN	490	0.0052%	490	0	0

CAROL RAZZANO	467	0.0049%	467	0	0
JAMES GORDON FAMILY TRUST	460	0.0048%	460	0	0
Eurotrade Consulting	450	0.0047%	450	0	0
LINO FERA	432	0.0046%	432	0	0
Dean Jeske	420	0.0044%	420	0	0
Sean M. Fisher, Inc.	420	0.0044%	420	0	0
MICHAEL HEYBURGH	414	0.0044%	414	0	0
SHAHIN HIRBOD	414	0.0044%	414	0	0
GARRY HACKETT	413	0.0044%	413	0	0
ELIZABETH ARMSTRONG AND DAVE ARMSTRONG JT TEN	401	0.0042%	401	0	0
George J. Ballantine	400	0.0042%	400	0	0
Larry J. Gagliardi	400	0.0042%	400	0	0
BRIAN HABERT	400	0.0042%	400	0	0
David Marchio	400	0.0042%	400	0	0
DOUGLAS POLOGA	400	0.0042%	400	0	0
Esteem Marketing Inc.	390	0.0041%	390	0	0
STEPHEN CROCKER	375	0.0040%	375	0	0
JOHN FRANCHINI	375	0.0040%	375	0	0
ROBERT P HALDEMAN	375	0.0040%	375	0	0
DAVID SMITH	375	0.0040%	375	0	0
Dave Beamish	370	0.0039%	370	0	0
Pil Trust- 2237	365	0.0038%	365	0	0
Pil Trust-35318	365	0.0038%	365	0	0
Stephen Emond	351	0.0037%	351	0	0
Thomas S. Maloney	350	0.0037%	350	0	0
Thomas M. Maloney	350	0.0037%	350	0	0
Tira A. Mitchell	350	0.0037%	350	0	0
RICHARD ZIRGER & JUDY ZIRGER JT TEN	350	0.0037%	350	0	0
Lexmark Premier Limited	340	0.0036%	340	0	0
ROBERT I. CHURCH & HELEN L. CHURCH JT TEN	325	0.0034%	325	0	0
CHRISTINE LINGL	325	0.0034%	325	0	0
Kenneth M. Pearce	320	0.0034%	320	0	0
DAVID MCCLEAN	314	0.0033%	314	0	0
LEONARD ANGERS & LOUISE ANGERS JT TEN	300	0.0032%	300	0	0
Nick Basile	300	0.0032%	300	0	0
NICHOLAS DE CRESCENTE	300	0.0032%	300	0	0
Dennis D. Hunziker and Julia A. Hunziker JT TEN	300	0.0032%	300	0	0
International Solution Ltd.	300	0.0032%	300	0	0
Thayer Jackson	300	0.0032%	300	0	0
JDM AIR POWER SERVICES	300	0.0032%	300	0	0
TIM and DEBRA JOHNSON	300	0.0032%	300	0	0
Frank G. Kubista	300	0.0032%	300	0	0
JOSEPH LAZZARO	300	0.0032%	300	0	0

JUDE MARZANO	300	0.0032%	300	0	0
Paul R. O'Brien	300	0.0032%	300	0	0
Mark Richardson	300	0.0032%	300	0	0
Richard Rizzo	300	0.0032%	300	0	0
Gary R. Sacco	300	0.0032%	300	0	0
TRENT HINSHAW	275	0.0029%	275	0	0
BRENT APPLEBAUM	250	0.0026%	250	0	0
Kristofor Berge	250	0.0026%	250	0	0
CASHAN LIVING TRUST	250	0.0026%	250	0	0
Suzanne Cohn	250	0.0026%	250	0	0
Jeremy Cohn	250	0.0026%	250	0	0
HUGHBERT DENSMORE	250	0.0026%	250	0	0
YAKOV FIALKO	250	0.0026%	250	0	0
TERRANCE FREY	250	0.0026%	250	0	0
RICARDO GARCIA	250	0.0026%	250	0	0
Joseph Hirshberg	250	0.0026%	250	0	0
Roberta Hughes and Douglas Charles Hughes JT TEN	250	0.0026%	250	0	0
FREDDY JABRA	250	0.0026%	250	0	0
MATHEW J. KUPIC	250	0.0026%	250	0	0
DAVID M LAZZARO	250	0.0026%	250	0	0
Dorothy A. Meyer & Larry W. Meyer TTEES	250	0.0026%	250	0	0
MICHELLE MEYER	250	0.0026%	250	0	0
Ronald A. Mueller and Alice R. Mueller JT TEN	250	0.0026%	250	0	0
WILLIAM O'DWYER	250	0.0026%	250	0	0
Edward J. Okopny	250	0.0026%	250	0	0
DANIEL O'ROURKE	250	0.0026%	250	0	0
JOHN PATILLO AND KIM PATILLO JT TEN	250	0.0026%	250	0	0
Jack Pilz	250	0.0026%	250	0	0
Gary Randall	250	0.0026%	250	0	0
KENT RUSSELL	250	0.0026%	250	0	0
HENRY SCHMEID	250	0.0026%	250	0	0
HERBERT V. SCHMIDT & Marianna SCHMIDT JT TEN	250	0.0026%	250	0	0
STEVEN SPEARS	250	0.0026%	250	0	0
GEORGE TIAMPANARO	250	0.0026%	250	0	0
WILLIAM JR WATERMAN	250	0.0026%	250	0	0
WANDA LIZAK WELLES	250	0.0026%	250	0	0
DENNIS WILLMS	250	0.0026%	250	0	0
Lauren Woodrow	250	0.0026%	250	0	0
Yvonne Parsons	237	0.0025%	237	0	0
JOANNE M RYNSKI	235	0.0025%	235	0	0
Louise Da Silva	233	0.0025%	233	0	0
Carl Hipson	227	0.0024%	227	0	0
B & D STEEL	225	0.0024%	225	0	0

RAE PATTON	225	0.0024%	225	0	0
John Baranowski	215	0.0023%	215	0	0
JUDY CONKEY	215	0.0023%	215	0	0
Frederick Alexander	200	0.0021%	200	0	0
Almas Investments Limited	200	0.0021%	200	0	0
JOHN ANGEROSA AND PATRICIA ANGEROSA JT TEN	200	0.0021%	200	0	0
Bruce Borden	200	0.0021%	200	0	0
KIRK BRENNAND	200	0.0021%	200	0	0
Jeffrey Dejarnette	200	0.0021%	200	0	0
Daniel Eaton	200	0.0021%	200	0	0
Norman Edwardson	200	0.0021%	200	0	0
STEVE FACJZ and CATHY FACJZ JT TEN	200	0.0021%	200	0	0
JOSEPH FORAN AND LOIS FORAN JT TEN	200	0.0021%	200	0	0
Robert Larrett & Doris Larrett JT TEN	200	0.0021%	200	0	0
ROBERT LEWIS	200	0.0021%	200	0	0
DENNIS A. LUNDBERG AND NANCY L. LUNDBERG JT TEN	200	0.0021%	200	0	0
DONALD C MASSONE	200	0.0021%	200	0	0
Fred Otway	200	0.0021%	200	0	0
Jason Pilz	200	0.0021%	200	0	0
HELENA M. REIMANN	200	0.0021%	200	0	0
ROBERT SKIDMORE	200	0.0021%	200	0	0
Ray Sue	200	0.0021%	200	0	0
Duncan Vignale	200	0.0021%	200	0	0
WILLIAM WHEATCRAFT	200	0.0021%	200	0	0
JIMMIE WIGGINS	200	0.0021%	200	0	0
Phillip J. Napolitano	190	0.0020%	190	0	0
NIKKI DE SANTIS	185	0.0020%	185	0	0
MARLEE DIETZ AND HANNS BERTOLD DIETZ JT TEN	185	0.0020%	185	0	0
Stephen Kovacs	185	0.0020%	185	0	0
JULIE JUODKOJIS	183	0.0019%	183	0	0
FRANK BURNETT	180	0.0019%	180	0	0
JAMES JOSEPH CHURCH	180	0.0019%	180	0	0
Pam Ferriman	180	0.0019%	180	0	0
DCP Distribution Service Inc.	175	0.0018%	175	0	0
SEBASTIAN D'ESOUZA	175	0.0018%	175	0	0
IGOR FIALKO	175	0.0018%	175	0	0
JERROD MIGLORINI	175	0.0018%	175	0	0
KEVIN RHODES AND TINA MARIE RHODES JT TEN	175	0.0018%	175	0	0
ROY SABINO	175	0.0018%	175	0	0
DAVID J. HENNESEY AND CAROL J. HENNESEY JT TEN	167	0.0018%	167	0	0
STEPHEN MALONEY	167	0.0018%	167	0	0
Les & Patricia Bodrogi	160	0.0017%	160	0	0
Anthony J. Dinallo Sr.	160	0.0017%	160	0	0

WILLIAM BENSON	150	0.0016%	150	0	0
JEAN BOURGOUIN	150	0.0016%	150	0	0
Rossanne Buckley	150	0.0016%	150	0	0
JANET CENTANO	150	0.0016%	150	0	0
WILLIAM CENTANO	150	0.0016%	150	0	0
Mario Ciconte	150	0.0016%	150	0	0
JANET DAVIS AND GARY W. DAVIS JT TEN	150	0.0016%	150	0	0
Carl Dinis	150	0.0016%	150	0	0
ASHLEY DOLAN	150	0.0016%	150	0	0
JANET DOLAN	150	0.0016%	150	0	0
JOHN V DOLAN	150	0.0016%	150	0	0
Matthew James Doukas	150	0.0016%	150	0	0
Todd Edwardson	150	0.0016%	150	0	0
Peter Grant	150	0.0016%	150	0	0
JOHN D GRUBBS	150	0.0016%	150	0	0
BARBARA HOLLAND	150	0.0016%	150	0	0
JOHN ISABELLA	150	0.0016%	150	0	0
GARY JOHNSON AND RHONDA JOHNSON JT TEN	150	0.0016%	150	0	0
Stephen Kovacs	150	0.0016%	150	0	0
R. LAPWORTH	150	0.0016%	150	0	0
Susan Larman	150	0.0016%	150	0	0
John Larman	150	0.0016%	150	0	0
JOSEPH LITZ AND HOLLY LITZ JT TEN	150	0.0016%	150	0	0
James Lombardi	150	0.0016%	150	0	0
Paul M. Marchio	150	0.0016%	150	0	0
SAMUEL JR MCKIM	150	0.0016%	150	0	0
WILLIAM MORAN AND OBIE MORAN JT TEN	150	0.0016%	150	0	0
David Nelson	150	0.0016%	150	0	0
Sabbas Ntagkinis	150	0.0016%	150	0	0
Keith Parkinson	150	0.0016%	150	0	0
Richard B. Pombo & Sally G. Pombo JT TEN	150	0.0016%	150	0	0
MOLLY RUSSELL	150	0.0016%	150	0	0
Paul G. Shrode	150	0.0016%	150	0	0
Keith V. Stephenson	150	0.0016%	150	0	0
Jeffery Strong	150	0.0016%	150	0	0
KATHLEEN M. TAYLOR	150	0.0016%	150	0	0
KARL ZIPF and PAULINE ZIPF JT TEN	150	0.0016%	150	0	0
Glenn Campbell	145	0.0015%	145	0	0
Tom Lawless	143	0.0015%	143	0	0
Darrell MacKinnon	140	0.0015%	140	0	0
Joseph Marconi	140	0.0015%	140	0	0
Michael J. O'Connor Trustee	140	0.0015%	140	0	0
RICHARD WAYNE GRAY	133	0.0014%	133	0	0

Irena Jankowski	130	0.0014%	130	0	0
Elmer & Joyce Meeker	130	0.0014%	130	0	0
RICHARD F III BOEHLER	125	0.0013%	125	0	0
RONALD JAMES CAULCUTT	125	0.0013%	125	0	0
MIKE DELANEY AND LINDA DELANEY JT TEN	125	0.0013%	125	0	0
Claire Gingrich	125	0.0013%	125	0	0
Thomas Graham	125	0.0013%	125	0	0
Ryan Frances Hinshaw	125	0.0013%	125	0	0
Carson Grace Hinshaw	125	0.0013%	125	0	0
Emily Ann (MINOR) Jurica	125	0.0013%	125	0	0
Stephen (MINOR) Jurica, III	125	0.0013%	125	0	0
Joe Mancinelli & Ida Mancinelli JT TEN	125	0.0013%	125	0	0
ANTHONY MANTELLO AND SUE MANTELLO JT TEN	125	0.0013%	125	0	0
DONALD WILSON	125	0.0013%	125	0	0
Richard Odegard	121	0.0013%	121	0	0
Gary Farrow	120	0.0013%	120	0	0
Shawn P. Roff	120	0.0013%	120	0	0
DIMMA FREDERICKS AND ROBERT FREDERICKS JT TEN	110	0.0012%	110	0	0
THOMAS WILLIAMSON	105	0.0011%	105	0	0
Stephen Zubieta	105	0.0011%	105	0	0
CAROL A AUSSICKER	100	0.0011%	100	0	0
RONALD L. BABBITT & HELEN L. BABBITT JT TEN	100	0.0011%	100	0	0
CARL D. BAKER	100	0.0011%	100	0	0
Joe-Ann Barisa	100	0.0011%	100	0	0
Theresa A. Benenati	100	0.0011%	100	0	0
David Benn	100	0.0011%	100	0	0
Rick Bennet & Helen Bennett JT TEN	100	0.0011%	100	0	0
JAMES BENTLEY	100	0.0011%	100	0	0
Sheldon Berg	100	0.0011%	100	0	0
WILLIAM E. BOARDMAN	100	0.0011%	100	0	0
N. Gene Briscoe	100	0.0011%	100	0	0
Fineo Carnovale	100	0.0011%	100	0	0
Lynne M. Cassin	100	0.0011%	100	0	0
GREGORY DEAN CHOLAKIS	100	0.0011%	100	0	0
Nicholas D'Andrea	100	0.0011%	100	0	0
Rosalie D'Andrea	100	0.0011%	100	0	0
Archie Davidson & Daphne Davidson JT TEN	100	0.0011%	100	0	0
GARY T. DAVIS and KARLA A. DAVIS JT TEN	100	0.0011%	100	0	0
Delani Group Inc.	100	0.0011%	100	0	0
MARGARET DORIS DELZOTTO	100	0.0011%	100	0	0
BRIGID DI RENZO and LOUIE DI RENZO JT TEN	100	0.0011%	100	0	0
Greg Doll	100	0.0011%	100	0	0
Dundas Holdings Inc.	100	0.0011%	100	0	0

JOSEPH ENSEL & PHYLLIS ENSEL JT TEN	100	0.0011%	100	0	0
JANET FAGAN	100	0.0011%	100	0	0
BRUCE FENGER AND PATRICIA FENGER JT TEN	100	0.0011%	100	0	0
Jennifer Fina	100	0.0011%	100	0	0
Peter Gal	100	0.0011%	100	0	0
Ralph D. Glen	100	0.0011%	100	0	0
Peter William Groskritz	100	0.0011%	100	0	0
JOHNNY GRUBBS	100	0.0011%	100	0	0
Kathy Hein	100	0.0011%	100	0	0
DAVID J. HENNESEY	100	0.0011%	100	0	0
AMANDA JOHNSON	100	0.0011%	100	0	0
BRITANY JOHNSON	100	0.0011%	100	0	0
BRODY JOHNSON	100	0.0011%	100	0	0
KARL D JOHNSTON	100	0.0011%	100	0	0
EERO JOKELAINEN	100	0.0011%	100	0	0
LORRAINE ANN JORDAN	100	0.0011%	100	0	0
DANA MICHAEL JORDAN	100	0.0011%	100	0	0
WILLIAM KEIS AND LORRAIN KEIS JT TEN	100	0.0011%	100	0	0
Mark A. Kijek	100	0.0011%	100	0	0
STEPHEN J. KIRTLEY	100	0.0011%	100	0	0
MICHAEL KOSTER	100	0.0011%	100	0	0
ROBERT A. LABOMBARD	100	0.0011%	100	0	0
Gerald A. Leibel	100	0.0011%	100	0	0
DOROTHY LITZ	100	0.0011%	100	0	0
KENNETH LITZ	100	0.0011%	100	0	0
Craig Albert Lloyd	100	0.0011%	100	0	0
THEODORE LOMBARD	100	0.0011%	100	0	0
Lynard & Associates Ltd.	100	0.0011%	100	0	0
Valerie A. MacIntosh	100	0.0011%	100	0	0
Phillip Marych	100	0.0011%	100	0	0
Rodney McGrath	100	0.0011%	100	0	0
Nancy McGrath	100	0.0011%	100	0	0
PAUL J MILANO	100	0.0011%	100	0	0
JOHN MISSELHORN	100	0.0011%	100	0	0
GIULIO MONACO	100	0.0011%	100	0	0
ROBERT NAGELS	100	0.0011%	100	0	0
HOWARD NIZINSKI	100	0.0011%	100	0	0
Paul R. O'Brian & Patricia A. O'Brian JT TEN	100	0.0011%	100	0	0
MARGUERITE O'HARA	100	0.0011%	100	0	0
Michael Peck	100	0.0011%	100	0	0
JON POOLE	100	0.0011%	100	0	0
FRANK JR PUTORTI	100	0.0011%	100	0	0
KATHY RAMSEY	100	0.0011%	100	0	0

JEFFREY REYNOLDS and JEAN REYNOLDS JT TEN	100	0.0011%	100	0	0
KEVIN ROONEY	100	0.0011%	100	0	0
PETER SCHEIBLING	100	0.0011%	100	0	0
DOUGLAS SHIELDS	100	0.0011%	100	0	0
STEPHANIE SMITH	100	0.0011%	100	0	0
GARY J SMITH	100	0.0011%	100	0	0
William J. Spry	100	0.0011%	100	0	0
RICHARD STEFANAZZI	100	0.0011%	100	0	0
Strategy Holding Corp.	100	0.0011%	100	0	0
Krystyna Tysiakiewicz	100	0.0011%	100	0	0
Keith Waples	100	0.0011%	100	0	0
MICHAEL WEENING	100	0.0011%	100	0	0
Helen Wood	100	0.0011%	100	0	0
GARY ZIELINSKI AND MICHELLE ZIELINSKI JT TEN	100	0.0011%	100	0	0
RICHARD ZIPF	100	0.0011%	100	0	0
Denis De LaPlante	90	0.0009%	90	0	0
Jerome Goergen	90	0.0009%	90	0	0
Mijofran Investments	90	0.0009%	90	0	0
Carmine Pompei	90	0.0009%	90	0	0
Paul M. Da Silva	83	0.0009%	83	0	0
LAWRENCE FITZGIBBON AND JOANNE FITZGIBBON JT TEN	83	0.0009%	83	0	0
STANLEY SAWICKI AND MARY SAWICKI JT TEN	83	0.0009%	83	0	0
Robert E. Cairns	80	0.0008%	80	0	0
Brian MacKenzie	80	0.0008%	80	0	0
Jeffery Reid	80	0.0008%	80	0	0
MICHAEL W. SALZMAN	80	0.0008%	80	0	0
Gavin Sibley	80	0.0008%	80	0	0
BARTON ANDREOLI	75	0.0008%	75	0	0
DALE ARSENAULT	75	0.0008%	75	0	0
ALBERT AUMENTA	75	0.0008%	75	0	0
Wallace W Bardwell	75	0.0008%	75	0	0
ANGIE BISOGNO	75	0.0008%	75	0	0
TAMMY BOROWIK AND JAMES BOROWIK JT TEN	75	0.0008%	75	0	0
DOMENIC BUTTACAVOLI	75	0.0008%	75	0	0
TED CAPUTO	75	0.0008%	75	0	0
LINDA CYBART	75	0.0008%	75	0	0
Geoff Fitzgibbon	75	0.0008%	75	0	0
Danny Gatsos	75	0.0008%	75	0	0
FREDERICK GODKIN	75	0.0008%	75	0	0
Adrian Latour	75	0.0008%	75	0	0
ROBERT MAKAR	75	0.0008%	75	0	0
KEVIN McCARTHY	75	0.0008%	75	0	0
James A. Moffatt	75	0.0008%	75	0	0

David Peden	75	0.0008%	75	0	0
Lucille Rizzo	75	0.0008%	75	0	0
PETER SCHMIDT AND HILDA SCHMIDT JT TEN	75	0.0008%	75	0	0
PAUL H SCHMIDT	75	0.0008%	75	0	0
THOMAS THORSEN	75	0.0008%	75	0	0
926745 Alberta Limited	70	0.0007%	70	0	0
Ray Arsenault	70	0.0007%	70	0	0
VINCENT J BYRNE	70	0.0007%	70	0	0
Marek Ciuba	70	0.0007%	70	0	0
Helen Darlene Stark	70	0.0007%	70	0	0
George H. Woodward	70	0.0007%	70	0	0
852020 Alberta Ltd.	65	0.0007%	65	0	0
ROBERT BURNAP	65	0.0007%	65	0	0
EDWARD E. CLARK & MARY LOUISE CLARK JT TEN	65	0.0007%	65	0	0
Roman Dyjak	65	0.0007%	65	0	0
KEVIN CANUTESON	63	0.0007%	63	0	0
Larry Boucher	60	0.0006%	60	0	0
DAVID CAMPBELL	60	0.0006%	60	0	0
WILLIAM E CUSUMANO	60	0.0006%	60	0	0
Marc Desrosiers & Carol Desrosiers JT TEN	60	0.0006%	60	0	0
Express Financial Services	60	0.0006%	60	0	0
THOMAS P PHELAN	60	0.0006%	60	0	0
ALAN C ROEHR	60	0.0006%	60	0	0
Adam Tomasz Tysiakiewicz	60	0.0006%	60	0	0
Bob Wittlinger	60	0.0006%	60	0	0
David Tanksley	56	0.0006%	56	0	0
Peggy Diamond	55	0.0006%	55	0	0
Charles Jolicoeur	55	0.0006%	55	0	0
John A. Warning	55	0.0006%	55	0	0
GRANT K. MCGOVERN	51	0.0005%	51	0	0
DAVID G ADAMS	50	0.0005%	50	0	0
CAROL BACCARI	50	0.0005%	50	0	0
Wayne D. Bashford	50	0.0005%	50	0	0
Vince Basile	50	0.0005%	50	0	0
Willard Beecroft	50	0.0005%	50	0	0
JOAN MACCALLUM BENI	50	0.0005%	50	0	0
DANIEL T BENOIT	50	0.0005%	50	0	0
Biancom Consulting	50	0.0005%	50	0	0
DOUGLAS M. BISHOP & JOAN S. BISHOP JT TEN	50	0.0005%	50	0	0
Robert Borden	50	0.0005%	50	0	0
ANDREW BROWN	50	0.0005%	50	0	0
CECILE CAPUTO	50	0.0005%	50	0	0
Anthony Carnovale	50	0.0005%	50	0	0

Mike Cassese	50	0.0005%	50	0	0
Domonic Cellupica & Shirley Cellupica JT TEN	50	0.0005%	50	0	0
CHRIS CHILDS	50	0.0005%	50	0	0
GEORGE T CHOLAKIS	50	0.0005%	50	0	0
JOYCE CLARK	50	0.0005%	50	0	0
Judy I. Conkey	50	0.0005%	50	0	0
KENNETH CONKEY	50	0.0005%	50	0	0
JOHN COOK	50	0.0005%	50	0	0
JOANNE COOLS-LARTIGUE	50	0.0005%	50	0	0
THOMAS COOLS-LARTIGUE	50	0.0005%	50	0	0
Philip B. Crane	50	0.0005%	50	0	0
JAMES JR DALEY	50	0.0005%	50	0	0
EUGENE DALLAS	50	0.0005%	50	0	0
Daphne Davidson	50	0.0005%	50	0	0
David E. Delollo	50	0.0005%	50	0	0
Susan Di Paolo	50	0.0005%	50	0	0
RENZO DI PASQUALE	50	0.0005%	50	0	0
MARGARET DOUCET	50	0.0005%	50	0	0
CONSTANTINE DOUKAS	50	0.0005%	50	0	0
William Dronyk	50	0.0005%	50	0	0
John Fanelli	50	0.0005%	50	0	0
PATRICK FOLIOTT	50	0.0005%	50	0	0
LESLIE FOSTER	50	0.0005%	50	0	0
LESLIE H. FOSTER & BOBBIE J. FOSTER JT TEN	50	0.0005%	50	0	0
Joyce Galloway	50	0.0005%	50	0	0
GIOVANNI GALONI	50	0.0005%	50	0	0
Wallace M. Gemmill	50	0.0005%	50	0	0
JEROME GEORGEN	50	0.0005%	50	0	0
RUTH ANN GINGRICH	50	0.0005%	50	0	0
THOMAS GINGRICH	50	0.0005%	50	0	0
ANTHONY L GRAND	50	0.0005%	50	0	0
Carol A. Greene	50	0.0005%	50	0	0
Jay Joseph Halayko	50	0.0005%	50	0	0
ROBERT W. HARPER	50	0.0005%	50	0	0
CHRIS HATALSKY	50	0.0005%	50	0	0
ALEXANDRO HERNANDEZ	50	0.0005%	50	0	0
Carl Hicks	50	0.0005%	50	0	0
MELISSA HINSHAW	50	0.0005%	50	0	0
Peter Hitchcock	50	0.0005%	50	0	0
Kimberly Holleran	50	0.0005%	50	0	0
EDWARD J. INGLIS	50	0.0005%	50	0	0
JOAN JABONASKI	50	0.0005%	50	0	0
MARY JAMES	50	0.0005%	50	0	0

STEPHEN SR JURICA	50	0.0005%	50	0	0
Mr. & Mrs. Ilse Kampman	50	0.0005%	50	0	0
Nick Karagan & Katrina Karagan JT TEN	50	0.0005%	50	0	0
ERIC KARR	50	0.0005%	50	0	0
Larry Kelly	50	0.0005%	50	0	0
BRIAN KERR	50	0.0005%	50	0	0
Jason Mark Kijek	50	0.0005%	50	0	0
Mark Robert Kijek	50	0.0005%	50	0	0
JOHN KING	50	0.0005%	50	0	0
MEREDITH KING	50	0.0005%	50	0	0
STEPHEN KOCIENSKI	50	0.0005%	50	0	0
DEBRA LAMBERT	50	0.0005%	50	0	0
CECILE LANCIA	50	0.0005%	50	0	0
JANET LAYCOCK	50	0.0005%	50	0	0
THE EST OF FERDINAND A LOMBARD	50	0.0005%	50	0	0
Daniel Lombardi	50	0.0005%	50	0	0
Frank MacMullin	50	0.0005%	50	0	0
Janet MacMullin	50	0.0005%	50	0	0
Donald Mann	50	0.0005%	50	0	0
Lisette Mann & Lyman Mann JT TEN	50	0.0005%	50	0	0
Maplewood Stairs & Railing Ltd.	50	0.0005%	50	0	0
WOJCIECH MARUSARZ	50	0.0005%	50	0	0
GORDON MAXWELL	50	0.0005%	50	0	0
DAVID MCGHIE	50	0.0005%	50	0	0
Betty McGuire	50	0.0005%	50	0	0
RICHARD P. MCGUIRE AND BARBARA J. MCGUIRE JT TEN	50	0.0005%	50	0	0
LINDA MCKEEHAN	50	0.0005%	50	0	0
JEFFREY MCLAUCHLIN	50	0.0005%	50	0	0
Gerry McNab	50	0.0005%	50	0	0
BENJAMIN E. METZGER AND SARA P. METZGER JT TEN	50	0.0005%	50	0	0
DOMENICK MIRANDA	50	0.0005%	50	0	0
FRANK MIRANDA	50	0.0005%	50	0	0
RALPH MISCHITELLI & JOYCE MISCHITELLI JT TEN	50	0.0005%	50	0	0
KELLY MITCHELL	50	0.0005%	50	0	0
DIANE MITCHELL	50	0.0005%	50	0	0
JOANNE P MONAGAN-DEAN	50	0.0005%	50	0	0
ROBERT MORGAN	50	0.0005%	50	0	0
John Robert Morton	50	0.0005%	50	0	0
Samuel Harold Curtis Morton	50	0.0005%	50	0	0
SHELLEY MURRAY	50	0.0005%	50	0	0
Anthony M. Napolitano	50	0.0005%	50	0	0
Lionel F. Newsome	50	0.0005%	50	0	0
JOHN A. NORUP AND JOAN L. NORUP JT TEN	50	0.0005%	50	0	0

TIM O'BRIEN	50	0.0005%	50	0	0
Carmelo Pagano	50	0.0005%	50	0	0
KENNETH WILLIAM PAGE	50	0.0005%	50	0	0
RONALD PALMER	50	0.0005%	50	0	0
Ami N. Palombo	50	0.0005%	50	0	0
Gerry Pansolin	50	0.0005%	50	0	0
Chris Pardy	50	0.0005%	50	0	0
Chris Pardy & Linda Pardy JT TEN	50	0.0005%	50	0	0
Donna Paul	50	0.0005%	50	0	0
NIKLAUS PERILLO	50	0.0005%	50	0	0
Rose Pilc	50	0.0005%	50	0	0
Giacomo Pompei	50	0.0005%	50	0	0
Bob Pyskadlo	50	0.0005%	50	0	0
Bev Rawson & Joanne Rawson JT TEN	50	0.0005%	50	0	0
Beverly Rawson	50	0.0005%	50	0	0
HAROLD RICHARDSON and MARTHA RICHARDSON JT TEN	50	0.0005%	50	0	0
JANICE RIDDLE	50	0.0005%	50	0	0
C. J. Robinson	50	0.0005%	50	0	0
RICHARD P. ROGOZINSKI	50	0.0005%	50	0	0
JOHN W ROSENBERGER	50	0.0005%	50	0	0
ELAINE ROYER	50	0.0005%	50	0	0
TODD RUSSELL	50	0.0005%	50	0	0
JONATHON F RUTNIK	50	0.0005%	50	0	0
JOHN SCHEELY AND JUDITH SCHEELY JT TEN	50	0.0005%	50	0	0
JOANNE SCHEIBLY	50	0.0005%	50	0	0
CAROL SCIFO AND FRANK SCIFO JT TEN	50	0.0005%	50	0	0
Viren Shah	50	0.0005%	50	0	0
Nina & Pat Silano	50	0.0005%	50	0	0
MAURIZIO SILVESTRI	50	0.0005%	50	0	0
WILLIAM SINGLETON	50	0.0005%	50	0	0
ANDRZEJ SKORUSA	50	0.0005%	50	0	0
MARGARET SMYTH	50	0.0005%	50	0	0
PAMELA JOAN SNOW	50	0.0005%	50	0	0
LINDA B SPOSATO	50	0.0005%	50	0	0
CHRISTINE ST. ONGE	50	0.0005%	50	0	0
JOHN SZENAMSCO	50	0.0005%	50	0	0
ELIKE K TAKYI	50	0.0005%	50	0	0
Larry Taves	50	0.0005%	50	0	0
DANIEL TENNEY	50	0.0005%	50	0	0
Fred Thornhill	50	0.0005%	50	0	0
ROBERT THOMAS WELCH	50	0.0005%	50	0	0
DEVON MICHAEL WELLES	50	0.0005%	50	0	0
STEVEN MICHAEL WERTALIK	50	0.0005%	50	0	0

BRETT A WHEELER	50	0.0005%	50	0	0
DARRIEN WHITE	50	0.0005%	50	0	0
KEN WOODRUFF	50	0.0005%	50	0	0
Jerry Wright	50	0.0005%	50	0	0
Edward A. Yaggle	50	0.0005%	50	0	0
LEWIS ZIDO AND LYNN ZIDO JT TEN	50	0.0005%	50	0	0
Christine Edwardson	45	0.0005%	45	0	0
Haralambos Iliadis	45	0.0005%	45	0	0
Steve & Elizabeth Parrog	45	0.0005%	45	0	0
Oliver Hughes	44	0.0005%	44	0	0
Harry E. Thorsteinson	43	0.0005%	43	0	0
Scott Barry	40	0.0004%	40	0	0
James Baxter and Patricia Baxter JT TEN	40	0.0004%	40	0	0
CRAIG BONE and DANA BONE JT TEN	40	0.0004%	40	0	0
REGIS BURKHARD	40	0.0004%	40	0	0
Phillip Carter	40	0.0004%	40	0	0
Jerome J. Georgen/Rev TR	40	0.0004%	40	0	0
MICHAEL ALEX GIBSON	40	0.0004%	40	0	0
FRANK LEATHLEY	40	0.0004%	40	0	0
Joel Mandelbaum	40	0.0004%	40	0	0
Robert Mrzyglod	40	0.0004%	40	0	0
Jayesh Patel	40	0.0004%	40	0	0
Thomas Plese	40	0.0004%	40	0	0
Select Laser Supply	40	0.0004%	40	0	0
Tanya Spain	40	0.0004%	40	0	0
Brian J. Stack & Kathleen A. Stack JT TEN	40	0.0004%	40	0	0
Bill Summers	40	0.0004%	40	0	0
JOSEPH SEARS	38	0.0004%	38	0	0
WILLIAM SPRINGER	38	0.0004%	38	0	0
Peggy Diamond & Terry Diamond JT TEN	35	0.0004%	35	0	0
NEAL GREEN	35	0.0004%	35	0	0
Grinfal Canada Company	35	0.0004%	35	0	0
Lauri-Ann Kerkloan	35	0.0004%	35	0	0
SUSAN MCBRIDE	35	0.0004%	35	0	0
CHAD NOCK	35	0.0004%	35	0	0
MATTHEW T RAFFERTY	35	0.0004%	35	0	0
JOSEPH RIELLY	35	0.0004%	35	0	0
KATHLEEN DECKER	33	0.0003%	33	0	0
Nadanne Hartwell	33	0.0003%	33	0	0
MICHAEL SAWICKI	33	0.0003%	33	0	0
LIDA TESTO AND DAVID TESTO JT TEN	33	0.0003%	33	0	0
Helen West	31	0.0003%	31	0	0
Winona Allison	30	0.0003%	30	0	0

Jeff Arsenault	30	0.0003%	30	0	0
CHARLES J BARBER	30	0.0003%	30	0	0
Wayne Batte	30	0.0003%	30	0	0
Michael B. Gregor	30	0.0003%	30	0	0
WILFRED P. GRIMMICK	30	0.0003%	30	0	0
JAMES P. HALSE & DONNA M. HALSE JT TEN	30	0.0003%	30	0	0
Reid Harrison	30	0.0003%	30	0	0
Michael Hellicar	30	0.0003%	30	0	0
David Heyworth	30	0.0003%	30	0	0
Bruno Ierullo	30	0.0003%	30	0	0
Allan Jenkins	30	0.0003%	30	0	0
ERIC LAPOINTE	30	0.0003%	30	0	0
Jeff Lee	30	0.0003%	30	0	0
Brian Lutz	30	0.0003%	30	0	0
Phillip Nance	30	0.0003%	30	0	0
Henry Oliveira	30	0.0003%	30	0	0
Gabrielle Piscelli	30	0.0003%	30	0	0
Andrew Quinn	30	0.0003%	30	0	0
John Rutkay	30	0.0003%	30	0	0
Gerardus Schafour	30	0.0003%	30	0	0
SERGAY S III SHISHIK	30	0.0003%	30	0	0
Judith Soderstrom	30	0.0003%	30	0	0
Blaine Van Dyne & Michele Van Dyne JT TEN	30	0.0003%	30	0	0
Bradley Wookey & Sylvia Wookey JT TEN	30	0.0003%	30	0	0
ANDREW SAVARIA AND LISA SAVARIA JT TEN	29	0.0003%	29	0	0
BETSY COLEMAN	28	0.0003%	28	0	0
DONALD JR SWINT	28	0.0003%	28	0	0
Jolanta Ciuba	26	0.0003%	26	0	0
624711 Ontario Inc.	25	0.0003%	25	0	0
MARK AUSSICKER	25	0.0003%	25	0	0
RYAN B BAKER	25	0.0003%	25	0	0
WILLIAM BARFOOT	25	0.0003%	25	0	0
Theresa Boisvert	25	0.0003%	25	0	0
FREDERICK A. BONNEVILLE	25	0.0003%	25	0	0
MARK BRIDMAN	25	0.0003%	25	0	0
ERIN E BUTLER	25	0.0003%	25	0	0
JAMES T COOK	25	0.0003%	25	0	0
MARK DELANEY	25	0.0003%	25	0	0
HENRY DENNIS	25	0.0003%	25	0	0
JOHN DI FEDERICO and DENISE DI FEDERICO JT TEN	25	0.0003%	25	0	0
NANCY DODGE	25	0.0003%	25	0	0
CHERYL DOMINSKI	25	0.0003%	25	0	0
WARREN C DUNN	25	0.0003%	25	0	0

MAUREEN FAHEY	25	0.0003%	25	0	0
JOHN FLYNN	25	0.0003%	25	0	0
Kevin A. FRANCE	25	0.0003%	25	0	0
TONI-LEE FRISONE	25	0.0003%	25	0	0
LIONEL GAGNON	25	0.0003%	25	0	0
JOHN GRECCO AND JENNIE GRECCO JT TEN	25	0.0003%	25	0	0
LISA J HARANDEN	25	0.0003%	25	0	0
KAREN HENNESSEY	25	0.0003%	25	0	0
DANIEL HYLDELUND	25	0.0003%	25	0	0
JEAN CLAUD JOBIDON	25	0.0003%	25	0	0
KATHY KELSY-PELUSO	25	0.0003%	25	0	0
GREGG LA LIBERTE	25	0.0003%	25	0	0
ARNOLD LABOMARD AND LYDIA LABOMBARD JT TEN	25	0.0003%	25	0	0
VINCENT LAURENZO AND MARY LAURENZO JT TEN	25	0.0003%	25	0	0
Bill Lilge	25	0.0003%	25	0	0
Joan Lilge	25	0.0003%	25	0	0
Ronald Lusher & Barbara Lusher JT TEN	25	0.0003%	25	0	0
MICHAEL MANYCH	25	0.0003%	25	0	0
KAREN MASON	25	0.0003%	25	0	0
Guy Mastrocola & Norma Mastrocola JT TEN	25	0.0003%	25	0	0
DAVID JOHN MATTUCCI	25	0.0003%	25	0	0
Maven Inc.	25	0.0003%	25	0	0
Renee McDonald	25	0.0003%	25	0	0
VALERIE METCALFE	25	0.0003%	25	0	0
Heather Morton	25	0.0003%	25	0	0
Brenda Olde- Riekerink	25	0.0003%	25	0	0
CHERYL LYNN PARENTE	25	0.0003%	25	0	0
CHERYL LYNN PARENTE & DANIELLE M. PARENTE JT TEN	25	0.0003%	25	0	0
WILLIAM CHARLES PARKS	25	0.0003%	25	0	0
Mario Luiz Perez	25	0.0003%	25	0	0
Michael Rahman	25	0.0003%	25	0	0
JOSEPH JR RIBIS	25	0.0003%	25	0	0
ANDREW RIMKUS	25	0.0003%	25	0	0
LAWRENCE A RYDER	25	0.0003%	25	0	0
BONNIE RYDER	25	0.0003%	25	0	0
JOSEPH SANTAPOALA	25	0.0003%	25	0	0
ANTHONY SAQLIMBENE AND MARJORIE SAQLIMBENE JT TEN	25	0.0003%	25	0	0
MARY ELLEN SCHEIBLY	25	0.0003%	25	0	0
VIRGINNA SCHRILLO AND ANTHONY SCHRILLO JT TEN	25	0.0003%	25	0	0
PAUL SEMINORO AND VICTORIA SEMINORO JT TEN	25	0.0003%	25	0	0
VINCENT L SOLDANI	25	0.0003%	25	0	0
Bob Sydoruk	25	0.0003%	25	0	0
NADINE TOMA	25	0.0003%	25	0	0

ERIN R VANDERKLEED	25	0.0003%	25	0	0
MICHAEL WARNOCK	25	0.0003%	25	0	0
THEODORE JOSEPH WELLS	25	0.0003%	25	0	0
GINA M. WERTALIK	25	0.0003%	25	0	0
Michael Nadeau	23	0.0002%	23	0	0
JOANNE TEDESCO	21	0.0002%	21	0	0
Donna L. Alund	20	0.0002%	20	0	0
Celine G. Angers	20	0.0002%	20	0	0
Jennifer Arsenault	20	0.0002%	20	0	0
Richard E. Barhart & Kathleen A. Barhart JT TEN	20	0.0002%	20	0	0
Virgina M. Birdsall	20	0.0002%	20	0	0
HENRY J. BRYK	20	0.0002%	20	0	0
Allen Clark	20	0.0002%	20	0	0
CHERYL COLIZZA	20	0.0002%	20	0	0
KEVIN COOLING	20	0.0002%	20	0	0
E. Monika Dasilva	20	0.0002%	20	0	0
James Davin	20	0.0002%	20	0	0
MARCUS MATTHEW DECKER	20	0.0002%	20	0	0
Jean Guy Desmarais	20	0.0002%	20	0	0
Terry Diamond	20	0.0002%	20	0	0
Robert Dionne	20	0.0002%	20	0	0
JOHN J DONNELLY	20	0.0002%	20	0	0
Mike Ettorre	20	0.0002%	20	0	0
Deborah Farrow	20	0.0002%	20	0	0
Hazel Fillatre	20	0.0002%	20	0	0
William G. Fitch	20	0.0002%	20	0	0
Jude V. Fitch	20	0.0002%	20	0	0
Roger D. Frost	20	0.0002%	20	0	0
Margaret Gal	20	0.0002%	20	0	0
Robert J. Hawrelluk	20	0.0002%	20	0	0
John Hellicar	20	0.0002%	20	0	0
Randall Hipson	20	0.0002%	20	0	0
TERRELL L HOWARD	20	0.0002%	20	0	0
Douglas C. Hughes	20	0.0002%	20	0	0
Dexter Ireri	20	0.0002%	20	0	0
Mark Jefferys & Leslie Jefferys JT TEN	20	0.0002%	20	0	0
George Johnson & Loralee Johnson JT TEN	20	0.0002%	20	0	0
Brent Katzmier	20	0.0002%	20	0	0
Imre A. Kavai	20	0.0002%	20	0	0
Jerry Kindzersky	20	0.0002%	20	0	0
ROBERT A. KNAPP	20	0.0002%	20	0	0
Dianna - Lynn Kovacs	20	0.0002%	20	0	0
STEVEN C. KUCSKAR	20	0.0002%	20	0	0

MATHEW P. KUPIC	20	0.0002%	20	0	0
Kevin Lawless	20	0.0002%	20	0	0
Lorraine Legare	20	0.0002%	20	0	0
BARBARA J. LITTLEFIELD	20	0.0002%	20	0	0
ROBERT MACNAUGHTON	20	0.0002%	20	0	0
Denis Maheu	20	0.0002%	20	0	0
William J. Mainville	20	0.0002%	20	0	0
Giuseppina Mandrachia	20	0.0002%	20	0	0
Lisette Mann	20	0.0002%	20	0	0
Christian J. Manns	20	0.0002%	20	0	0
Nick Mastroluisi	20	0.0002%	20	0	0
Richard J. McNally, Jr.	20	0.0002%	20	0	0
Raymond S. Milham Jr.	20	0.0002%	20	0	0
Daniel Monid	20	0.0002%	20	0	0
Stefan Monid	20	0.0002%	20	0	0
Marie Neale	20	0.0002%	20	0	0
Mark Okonopy	20	0.0002%	20	0	0
Partick Pena	20	0.0002%	20	0	0
James Reid	20	0.0002%	20	0	0
MICHAEL E REO	20	0.0002%	20	0	0
Gordon Roy	20	0.0002%	20	0	0
Sylvie Sanfacon	20	0.0002%	20	0	0
Michael P. Sbardella	20	0.0002%	20	0	0
SERGE S SHISHIK	20	0.0002%	20	0	0
Julianna Trentos	20	0.0002%	20	0	0
Eugene Wasylciw	20	0.0002%	20	0	0
Karen Whitworth	20	0.0002%	20	0	0
John Wojcik	20	0.0002%	20	0	0
PATRICIA ZALONDEK	20	0.0002%	20	0	0
LONGBRANCH NETWORK SVCS	19	0.0002%	19	0	0
Chris Whitall	19	0.0002%	19	0	0
TIM MACVEIGH	18	0.0002%	18	0	0
WILLIAM MACVEIGH	18	0.0002%	18	0	0
Don Robinson	18	0.0002%	18	0	0
PAUL DUPONT	17	0.0002%	17	0	0
WILLIAM HALEY	17	0.0002%	17	0	0
WILLIAM JONES	17	0.0002%	17	0	0
Debrah Mennillo and John A. Mennillo JT TEN	17	0.0002%	17	0	0
JOHN MORYL	17	0.0002%	17	0	0
TIMOTHY MULLENS	17	0.0002%	17	0	0
PAUL G PHOENIX JR	17	0.0002%	17	0	0
SALVATORE RITROVATO	17	0.0002%	17	0	0
Randy Rizzo	17	0.0002%	17	0	0

FRANK SAVINO	17	0.0002%	17	0	0
BRUCE YARTER	17	0.0002%	17	0	0
Omer Acke	16	0.0002%	16	0	0
Brett Davidson	16	0.0002%	16	0	0
LAURA M BALOGH	15	0.0002%	15	0	0
ARNOLD J JR BUSOLD	15	0.0002%	15	0	0
MICHAEL JR COOK	15	0.0002%	15	0	0
Llewellyn Davis	15	0.0002%	15	0	0
Barrington & Dahlia Deleon	15	0.0002%	15	0	0
Stephen M. Fitch	15	0.0002%	15	0	0
Ralph W. Frost	15	0.0002%	15	0	0
EILEEN T HERMAN	15	0.0002%	15	0	0
BRIAN HULL	15	0.0002%	15	0	0
Tim Jantzen	15	0.0002%	15	0	0
Barry Kyle	15	0.0002%	15	0	0
Roy Lawson	15	0.0002%	15	0	0
Sean Lay	15	0.0002%	15	0	0
Jeff & Shelly Lee	15	0.0002%	15	0	0
Anne Lennard-Otto	15	0.0002%	15	0	0
Gerald J. Martel	15	0.0002%	15	0	0
Kevin McCarthy	15	0.0002%	15	0	0
JOHN MCLAUGHLIN	15	0.0002%	15	0	0
RICHARD METZGER	15	0.0002%	15	0	0
WILLIAM MILLER	15	0.0002%	15	0	0
Royal James Preston II	15	0.0002%	15	0	0
Caleb Richardson	15	0.0002%	15	0	0
RICHARD H JR RYNSKI	15	0.0002%	15	0	0
DIANE RYNSKI	15	0.0002%	15	0	0
STACEY SCHAFFER AND MICHAEL SCHAFFER JT TEN	15	0.0002%	15	0	0
Mark Teal	15	0.0002%	15	0	0
Karen Turek	15	0.0002%	15	0	0
Vera Kharitonik In Trust	15	0.0002%	15	0	0
BOB WESEMAN	15	0.0002%	15	0	0
Carolyn Wiggan	15	0.0002%	15	0	0
Claude Witty	15	0.0002%	15	0	0
Steve Woodward	15	0.0002%	15	0	0
Roger M. Zalucky	15	0.0002%	15	0	0
Douglas Hawrelluk	14	0.0001%	14	0	0
JEAN JABLONSKI	13	0.0001%	13	0	0
JONATHAN MURRAY	13	0.0001%	13	0	0
LAUREN MURRAY	13	0.0001%	13	0	0
PATRICK MURRAY	13	0.0001%	13	0	0
PHILLIP MURRAY	13	0.0001%	13	0	0

MARILYN RAINVILLE	13	0.0001%	13	0	0
HERBERT E. RHOADS & PHYLLIS V. RHOADS JT TEN	13	0.0001%	13	0	0
BARBARA SCHUKES	13	0.0001%	13	0	0
WILLIAM SEARS	13	0.0001%	13	0	0
Rae-Ann Thorsteinson	13	0.0001%	13	0	0
CAITLYN KRISTIN COLLINS	13	0.0001%	13	0	0
BRIAN ANTHONY COLLINS	13	0.0001%	13	0	0
KYLE G WIXSON	13	0.0001%	13	0	0
Jeff Dinuzzo	12	0.0001%	12	0	0
James A. O'Donnell	12	0.0001%	12	0	0
CHARLES REO	12	0.0001%	12	0	0
ANNA MAE SUTHERLAND	12	0.0001%	12	0	0
PAUL JOSEPH SPIAK	11	0.0001%	11	0	0
Lorrainne Angers	10	0.0001%	10	0	0
John F. Archambault	10	0.0001%	10	0	0
Timothy Bayly	10	0.0001%	10	0	0
CAROL W BOHANNA	10	0.0001%	10	0	0
Gilbert Boisvert	10	0.0001%	10	0	0
Wallace Bowker & Heather Bowker JT TEN	10	0.0001%	10	0	0
Sheri Brooks	10	0.0001%	10	0	0
DANIEL E. BUCKLEY	10	0.0001%	10	0	0
Erik Jon Budrakey	10	0.0001%	10	0	0
Joy Busch	10	0.0001%	10	0	0
MICHAEL PETER CAPUANO	10	0.0001%	10	0	0
Kelly Christensen	10	0.0001%	10	0	0
Christopher Church & Kristen Church JT TEN	10	0.0001%	10	0	0
Marsha Cox	10	0.0001%	10	0	0
Richard Darling and Michaelene Darling JT TEN	10	0.0001%	10	0	0
SCOTT DEAN and RENEE DEAN JT TEN	10	0.0001%	10	0	0
Michael Decker	10	0.0001%	10	0	0
DONNA DECKER	10	0.0001%	10	0	0
Angelo DiDomenici	10	0.0001%	10	0	0
Barry Dimaline	10	0.0001%	10	0	0
Betty Dinuzzo and Raymond Dinuzzo JT TEN	10	0.0001%	10	0	0
Jim Dix	10	0.0001%	10	0	0
Stewart Eckert	10	0.0001%	10	0	0
BETTY J. ENGELHARDT	10	0.0001%	10	0	0
Thomas M. Fitch and Mary E. Fitch JT TEN	10	0.0001%	10	0	0
GREG FOLAND	10	0.0001%	10	0	0
Mathew Fortune	10	0.0001%	10	0	0
Christopher E. Frambach	10	0.0001%	10	0	0
DIMMA FREDERICKS AND LAWRENCE FREDERICKS JT TEN	10	0.0001%	10	0	0
David Fruehwirth	10	0.0001%	10	0	0

JULIE GAGNON	10	0.0001%	10	0	0
YVETTE FLUET GAGNON	10	0.0001%	10	0	0
Joan-Costra Garleano	10	0.0001%	10	0	0
STELLA GASOROWSKI	10	0.0001%	10	0	0
Teresa Gavin	10	0.0001%	10	0	0
ADA GIBSON	10	0.0001%	10	0	0
Monika Goodwin	10	0.0001%	10	0	0
GOGI F GWARDSCHALADSE	10	0.0001%	10	0	0
Bart Haberling	10	0.0001%	10	0	0
PAUL JR HANS	10	0.0001%	10	0	0
Nelson Earl Harris	10	0.0001%	10	0	0
SCOTT THOMAS HARTMAN	10	0.0001%	10	0	0
Patricia Harvey	10	0.0001%	10	0	0
Marian Hill	10	0.0001%	10	0	0
DENISE HOBLOCK	10	0.0001%	10	0	0
Kristin Hodgdon	10	0.0001%	10	0	0
Craig Hodgdon & Elizabeth Hodgdon JT TEN	10	0.0001%	10	0	0
FREDERICK R JR HOULE	10	0.0001%	10	0	0
BRUCE HUNTER	10	0.0001%	10	0	0
JKM ASSOCIATES	10	0.0001%	10	0	0
RICHARD JORDAN AND DOROTHY JORDAN JT TEN	10	0.0001%	10	0	0
David Keyser	10	0.0001%	10	0	0
Michael Kingsley and Jennifer Kingsley JT TEN	10	0.0001%	10	0	0
John F. Koreman	10	0.0001%	10	0	0
Paul Kubista	10	0.0001%	10	0	0
Dana K. Landro	10	0.0001%	10	0	0
JOSEPH D. LANTHIER	10	0.0001%	10	0	0
PHILLIP J JR LARAWAY	10	0.0001%	10	0	0
RONALD LARAWAY	10	0.0001%	10	0	0
Terri Large	10	0.0001%	10	0	0
Michael Larrett	10	0.0001%	10	0	0
David Larrett	10	0.0001%	10	0	0
SONIA LAWRENCE	10	0.0001%	10	0	0
Myon Mahon	10	0.0001%	10	0	0
ROBERT J MALINOWSKI	10	0.0001%	10	0	0
Joe Mancinelli	10	0.0001%	10	0	0
Bevin Mann	10	0.0001%	10	0	0
ANDRE MCCABE AND PATRICIA MCCABE JT TEN	10	0.0001%	10	0	0
PAUL MCCLURE	10	0.0001%	10	0	0
PATRICK MCCOURT	10	0.0001%	10	0	0
LINDSEY MCDADE	10	0.0001%	10	0	0
Gregory McGrath	10	0.0001%	10	0	0
Kimberly McGrath	10	0.0001%	10	0	0

JOHN F. MENNILLO	10	0.0001%	10	0	0
Laureen C. Milos	10	0.0001%	10	0	0
Lawrence Moffatt	10	0.0001%	10	0	0
Michael Mumman	10	0.0001%	10	0	0
COLETTE A MURRAY	10	0.0001%	10	0	0
Felix J. Napolitano	10	0.0001%	10	0	0
Donna North & Frederick North JT TEN	10	0.0001%	10	0	0
Edwin T. Oconnor	10	0.0001%	10	0	0
William F. O'Connor	10	0.0001%	10	0	0
Jacqueline Parent	10	0.0001%	10	0	0
Lioudmila V. Patrick	10	0.0001%	10	0	0
Angela Petrulis	10	0.0001%	10	0	0
ARTHUR PHELAN	10	0.0001%	10	0	0
ROGER PREMO	10	0.0001%	10	0	0
Anthony D. Priore	10	0.0001%	10	0	0
Sheila Quinlan	10	0.0001%	10	0	0
Brad Rawson	10	0.0001%	10	0	0
John Richardson	10	0.0001%	10	0	0
Matthew Richmond	10	0.0001%	10	0	0
THOMAS P ROGAN	10	0.0001%	10	0	0
Rosa Rojas	10	0.0001%	10	0	0
Anthony Roselli & Taryn Roselli JT TEN	10	0.0001%	10	0	0
MAUREEN ROSSI	10	0.0001%	10	0	0
BRENDA RYNSKI	10	0.0001%	10	0	0
Michael Sampaio	10	0.0001%	10	0	0
Stephanie J. Sicko	10	0.0001%	10	0	0
DONALD A. SMITH	10	0.0001%	10	0	0
FRANK L. JR SMITH	10	0.0001%	10	0	0
FREDERICK P SNYDER	10	0.0001%	10	0	0
LOUIS SOLTY'S	10	0.0001%	10	0	0
Karen Diane Sparks	10	0.0001%	10	0	0
Andrew Strecker	10	0.0001%	10	0	0
HAROLD JR SWINGLE	10	0.0001%	10	0	0
Eugene Sydoruk	10	0.0001%	10	0	0
Rebecca Szeto	10	0.0001%	10	0	0
Dominick Tedesco	10	0.0001%	10	0	0
Merlin A. Thomas Jr.	10	0.0001%	10	0	0
Kerry J. Vandenburgh	10	0.0001%	10	0	0
VIRGINIA L VECE	10	0.0001%	10	0	0
WANDA VEY-FORMICA	10	0.0001%	10	0	0
Daryl R. Waddell or Dianne L. Waddell JT TEN	10	0.0001%	10	0	0
Heather Wallace	10	0.0001%	10	0	0
Isabel Wallace	10	0.0001%	10	0	0

KEVIN M WERTMAN	10	0.0001%	10	0	0
Kathleen Whalen	10	0.0001%	10	0	0
Elizabeth A. Whalen	10	0.0001%	10	0	0
BRIAN WHITE	10	0.0001%	10	0	0
Thomas Wigger	10	0.0001%	10	0	0
Kevin Woodward	10	0.0001%	10	0	0
Richard Yurkewich	10	0.0001%	10	0	0
Lawrence Lobsinger	9	0.0001%	9	0	0
PATRICK RAFFERTY	9	0.0001%	9	0	0
TINA ANN BACON	8	0.0001%	8	0	0
Kathleen Gary Byer	8	0.0001%	8	0	0
JEFFREY EAKER	8	0.0001%	8	0	0
JOHN GARY	8	0.0001%	8	0	0
Richard E. Hancock	8	0.0001%	8	0	0
Peter Kubista	8	0.0001%	8	0	0
Tracey Gary Murphy	8	0.0001%	8	0	0
Donna L. Neal	8	0.0001%	8	0	0
Robert H. Oddy Jr.	8	0.0001%	8	0	0
PAUL G PHOENIX SR	8	0.0001%	8	0	0
SCOTT SR SAVARIA	8	0.0001%	8	0	0
Eric Sequin	8	0.0001%	8	0	0
RANDY VALIGORSKY	8	0.0001%	8	0	0
ELZ Consulting Inc.	7	0.0001%	7	0	0
THOMAS V PAGANO	7	0.0001%	7	0	0
SANDRA PHOENIX	7	0.0001%	7	0	0
Barbara Louise Cameron	7	0.0001%	7	0	0
Laura Johnson	6	0.0001%	6	0	0
Mathew Whiting	6	0.0001%	6	0	0
ELIAS AYOUB	5	0.0001%	5	0	0
Diane Baker	5	0.0001%	5	0	0
John Baranowski & Elsje Van-Oort JT TEN	5	0.0001%	5	0	0
Peg Barkey	5	0.0001%	5	0	0
DIANNA M BASILE	5	0.0001%	5	0	0
RAYMOND D BEAUDETTE	5	0.0001%	5	0	0
KEVIN MICHAEL BEHAN	5	0.0001%	5	0	0
Judy Pfeiffen Berger	5	0.0001%	5	0	0
Anita Blais & Jason Blais JT TEN	5	0.0001%	5	0	0
Donald Brady	5	0.0001%	5	0	0
Allan Bressette	5	0.0001%	5	0	0
Juan Brooks	5	0.0001%	5	0	0
DANIEL S BRUNO	5	0.0001%	5	0	0
PAUL J. BURTON & ROSEMARY BURTON JT TEN	5	0.0001%	5	0	0
Rich Bushnell	5	0.0001%	5	0	0

MARY BUTLER	5	0.0001%	5	0	0
Sebastiano Cannone	5	0.0001%	5	0	0
KEVIN D. CARR and JOANNE CARR JT TEN	5	0.0001%	5	0	0
Michael Carroll Jr.	5	0.0001%	5	0	0
MICHAEL JR CASULLO	5	0.0001%	5	0	0
Betty B. Catherwood	5	0.0001%	5	0	0
GREGG CATLIN	5	0.0001%	5	0	0
K.R. Chan	5	0.0001%	5	0	0
Mark E. Charette	5	0.0001%	5	0	0
Shannon Charette	5	0.0001%	5	0	0
TERESA M. CHOPPA	5	0.0001%	5	0	0
PETER CHURCH	5	0.0001%	5	0	0
JUSTIN R. COOK	5	0.0001%	5	0	0
RONALD CROOKER	5	0.0001%	5	0	0
Daniel E. Curtis	5	0.0001%	5	0	0
Lou Davis, Sr.	5	0.0001%	5	0	0
James M. De Montozon	5	0.0001%	5	0	0
Scott Dongelewic	5	0.0001%	5	0	0
SUSAN M ENSEL	5	0.0001%	5	0	0
Alice J. Ferguson	5	0.0001%	5	0	0
DANIEL D. FILIPPELLO	5	0.0001%	5	0	0
Shelly A. Fitch	5	0.0001%	5	0	0
Shawn Foley	5	0.0001%	5	0	0
Crystal Ann Foust	5	0.0001%	5	0	0
PATRICIA FRANK	5	0.0001%	5	0	0
Marcin Gajeuski	5	0.0001%	5	0	0
STANLEY GASOROWSKI	5	0.0001%	5	0	0
Angelo Gigliotti Jr.	5	0.0001%	5	0	0
TIM . GRAVES	5	0.0001%	5	0	0
ANN L. HALLENBECK	5	0.0001%	5	0	0
DONALD W. HALSE	5	0.0001%	5	0	0
Suzzanne Hatt	5	0.0001%	5	0	0
Shirley Heinen	5	0.0001%	5	0	0
TERESA HICKEY AND WILLIAM HICKEY JT TEN	5	0.0001%	5	0	0
Angela Jansen	5	0.0001%	5	0	0
Diane Marie Kelly	5	0.0001%	5	0	0
ROBERT W. KENNARD	5	0.0001%	5	0	0
Marion Keubler	5	0.0001%	5	0	0
Brent G. Kinney	5	0.0001%	5	0	0
Karl L. Kinzly	5	0.0001%	5	0	0
JASON LABOMBARD	5	0.0001%	5	0	0
William M. LaFontaine	5	0.0001%	5	0	0
RONALD F LANSING	5	0.0001%	5	0	0

Anne & Carolyn Lawless	5	0.0001%	5	0	0
Anne Lawless	5	0.0001%	5	0	0
Louise LeClair	5	0.0001%	5	0	0
Christopher M. Lee	5	0.0001%	5	0	0
Basil A. Leitch	5	0.0001%	5	0	0
AMY D. LUNDBERG	5	0.0001%	5	0	0
JOSHUA ALLAN LUNDBERG	5	0.0001%	5	0	0
LAURA E. LUNDBERG	5	0.0001%	5	0	0
Robert Mainville	5	0.0001%	5	0	0
PATRICK G. MARSH SR	5	0.0001%	5	0	0
ROBERT E. MATES	5	0.0001%	5	0	0
CHRISTINE MCCABE	5	0.0001%	5	0	0
Hyla Leann McCallum	5	0.0001%	5	0	0
Richard McNally, Sr.	5	0.0001%	5	0	0
Biruto Miklo	5	0.0001%	5	0	0
CYNTHIA ANNE MILLER	5	0.0001%	5	0	0
Lynn Frances Milos	5	0.0001%	5	0	0
Richard T. Missenis	5	0.0001%	5	0	0
BRANT MITCHELL	5	0.0001%	5	0	0
DAVID MITCHELL	5	0.0001%	5	0	0
SHAWN MITCHELL	5	0.0001%	5	0	0
BRIAN MOONEY	5	0.0001%	5	0	0
Delroy Mortimer & Deborah Mortimer JT TEN	5	0.0001%	5	0	0
WILLIAM NADARESKI	5	0.0001%	5	0	0
ROBERT NADARESKI	5	0.0001%	5	0	0
Mavis E. Noble	5	0.0001%	5	0	0
Edward O'Brien Jr.	5	0.0001%	5	0	0
Ron Oegema	5	0.0001%	5	0	0
Gordon Oracheski	5	0.0001%	5	0	0
William J. O'Toole	5	0.0001%	5	0	0
Carolyn Owens	5	0.0001%	5	0	0
STEPHANIE A PAGANO	5	0.0001%	5	0	0
William Panchuk	5	0.0001%	5	0	0
John J. Pastore	5	0.0001%	5	0	0
DAVID POE	5	0.0001%	5	0	0
LAURA RAFFERTY	5	0.0001%	5	0	0
SUSAN B. RICCARDI	5	0.0001%	5	0	0
Richard Rice	5	0.0001%	5	0	0
Nathan Richardson	5	0.0001%	5	0	0
SANDY RIZZO	5	0.0001%	5	0	0
Jeffrey Robinson	5	0.0001%	5	0	0
Shawn A. Scavo	5	0.0001%	5	0	0
Jason A. Scavo	5	0.0001%	5	0	0

Gary R. Seligman	5	0.0001%	5	0	0
Jessica Lynn Sicko	5	0.0001%	5	0	0
LYNN SKIDMORE	5	0.0001%	5	0	0
MCCARTHY SEAN SMYTH	5	0.0001%	5	0	0
SHANNON MARIE SMYTH	5	0.0001%	5	0	0
JOSEPH SOKOL	5	0.0001%	5	0	0
Stephen Charles Sparks	5	0.0001%	5	0	0
JAMES SQUADERE	5	0.0001%	5	0	0
Brian Strock	5	0.0001%	5	0	0
RODNEY JR THOMAS	5	0.0001%	5	0	0
Denise Thomson	5	0.0001%	5	0	0
BRENDA TRUSS	5	0.0001%	5	0	0
LENNARD A. TYO	5	0.0001%	5	0	0
Tom Tysiakiewicz	5	0.0001%	5	0	0
JOAN UVYN	5	0.0001%	5	0	0
Frederick Vaillancourt	5	0.0001%	5	0	0
Lawrence W. Warner	5	0.0001%	5	0	0
ROBERT T JR WELCH	5	0.0001%	5	0	0
BRANDON EDWARD WESEMAN	5	0.0001%	5	0	0
MONICA LEE WESLEY	5	0.0001%	5	0	0
MICHAEL J WESTLOCK	5	0.0001%	5	0	0
Steven Wright	5	0.0001%	5	0	0
Donna L. Zucchi	5	0.0001%	5	0	0
William Carmen and Joeann Carmen JT TEN	4	*	4	0	0
Meghan A. Manny	4	*	4	0	0
Daniel & Melita Meriou & Hartwell-Ridor JT TEN	4	*	4	0	0
PATRICIA MESIBOU	4	*	4	0	0
Elena Anchidin	3	*	3	0	0
Joseph Ashley	3	*	3	0	0
Frank N. Barger and Catherine M. Barger JT TEN	3	*	3	0	0
JUSTIN BOYD	3	*	3	0	0
Daniel Brenner	3	*	3	0	0
MARILYN A BUCKLEY	3	*	3	0	0
GREG L CAPRARA	3	*	3	0	0
Carolina International Inc.	3	*	3	0	0
Kionna Jean Chapman	3	*	3	0	0
Austin Corbett	3	*	3	0	0
Philip Fargnoli	3	*	3	0	0
John J. Fitch Sr.	3	*	3	0	0
Chris Geissler	3	*	3	0	0
Cheryl Gilger	3	*	3	0	0
Becky Glenney	3	*	3	0	0
Jennie Gordon	3	*	3	0	0

Christina Jennings	3	*	3	0	0
Murray Joss & Karen Joss JT TEN	3	*	3	0	0
Brian Keevern	3	*	3	0	0
Ethan Loutfik Kembejian	3	*	3	0	0
Joyce Killick	3	*	3	0	0
Brian Koreman	3	*	3	0	0
Edwin O. Kuhl	3	*	3	0	0
Manon Lavesque	3	*	3	0	0
Vernon Lewis	3	*	3	0	0
IAN E. MCGOVERN	3	*	3	0	0
SCOTT B. MCGOVERN	3	*	3	0	0
Robert Scott McKinney	3	*	3	0	0
Paul Mitchell McKinney	3	*	3	0	0
Lajuan McQueen	3	*	3	0	0
Ralph Milo	3	*	3	0	0
Jesse Richardson	3	*	3	0	0
M. Rossi	3	*	3	0	0
Margaret Skomra	3	*	3	0	0
Paul T. Spadinger	3	*	3	0	0
T. John Enterprises	3	*	3	0	0
Hyacinth Pinto	3	*	3	0	0
Kevin Carr	2	*	2	0	0
Deborah Gilchrist	2	*	2	0	0
SUSAN GROSS	2	*	2	0	0
JOSHUA MATTHEW HANSEN	2	*	2	0	0
B.A. Havens	2	*	2	0	0
Peter Jannetta	2	*	2	0	0
Ian Martin	2	*	2	0	0
Ron Martineau	2	*	2	0	0
James McCabe	2	*	2	0	0
John McKnight	2	*	2	0	0
Al Odland	2	*	2	0	0
ROBERT J III REO	2	*	2	0	0
William A. Rimmer	2	*	2	0	0
Mary Rohan	2	*	2	0	0
Dean Seidler	2	*	2	0	0
David Thompson	2	*	2	0	0
M.C. Trevors	2	*	2	0	0
Glen Voxvick	2	*	2	0	0
Ron Wetlauffer	2	*	2	0	0
Christopher Baker	1	*	1	0	0
Colin Baker	1	*	1	0	0
Donovan H. Leitch	1	*	1	0	0

Louis P. Lucas	1	*	1	0	0
Jason Rumanek & Tamara Rumanek JT TEN	1	*	1	0	0
Robert Silver	1	*	1	0	0
Jennifer Lee	1	*	1	0	0
Jeremy Lee	1	*	1	0	0
Jordana Lee	1	*	1	0	0

______________
*	Percentage of shares owned after the offering does not exceed one percent.
(1)	These numbers assume the selling stockholder sells all of its shares being offered pursuant to this prospectus
.

The selling shareholders received their shares pursuant to a stock dividend as shareholders of AEC I, Inc., a Nevada corporation in 2008. The shares were acquired by AEC I in settlement of a debt owed by the Registrant.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholders to offer and resell up to an aggregate of 1,038,068 shares of our common stock at such times and at such places as they choose. In this section of the prospectus, the term “selling stockholders” includes the partners, pledgees, donees, transferees or other successors-in-interest of the selling stockholders, which may sell shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership or similar distribution or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The shares being registered hereunder could have otherwise been sold pursuant to Rule 144 as the holder have each held these shares for more than one year.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at the fixed price set forth herein or if a public market develops for the shares then at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following methods:

●	At $.50 per share

●
If quoted on the OTC Bulletin Board or an exchange then on the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades;

●	through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

ordinary brokerage transactions;

transactions in which the broker solicits purchasers;

●	directly to one or more purchasers;

●	combination of these methods.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement. The selling shareholders hereunder may be deemed Underwriters.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of ours or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $20,800. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. These costs are being advanced by our majority shareholder and CEO.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our Certificate of Incorporation, as amended, and Bylaws is only a summary. You should also refer to our Certificate of Incorporation, as amended, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue Two Hundred and Fifty Million (250,000,000) of our Common Shares, Par Value $.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and non-assessable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 2 of this prospectus. Readers should carefully review this information as well as the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Electric Tractor Corp.’s is developing the Electric OX utility tractor. We operate in two well defined product categories: Compact tractors most often used in agricultural and indoor settings and also riding lawn tractors for commercial and consumer use.

The Company has not been a reporting issuer under the Securities Act and has not provided annual reports to its security holders. The public may read and copy any materials we file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and that site can be accessed at http://www.sec.gov.

History

Electric Tractor Corp. (“The Company,” “Us,” or “We”) was incorporated under the laws of the State of Wyoming on August 14, 2006 as Tabularasa, Corp.

The Company acquired intellectual property related to plastic recycling in 2007 and was attempting to commercialize such technology. The Company was unable to obtain financing for this project and therefore never had sufficient funds to begin commercialization activities. On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. Simultaneously with this transaction the Company released the plastic recycling technology back to its original holder and the Company has since ceased its attempts at commercialization of the plastic recycling technology.

The originator of the intellectual property related to the electric tractors had produced approximately 200 tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings Inc. and Richard Zirger, now our CEO.

On March 19, 2010, the Company changed its name to Electric Tractor Corp.

We have been working towards commercialization of the electric tractor technology, but have been hampered by a lack of capital that has slowed our ability to modernize certain components and bring us to the point of commercial assembly.

General

Electric Tractor Corp.’s primary product will be the 48 Volt Electric OX utility Tractor will be rated at approximately 20HP.

The original Electric OX tractors were produced by Electric Tractor Corporation of Baden, Ontario, an Ontario corporation, between the years 1998 to 2005. All the tractors were sold during this period and shipped throughout the United States, Canada, Mexico, England and France. The original product produced by Electric Tractor Corporation of Baden Ontario (200 units) was a ‘craftsmen’ built product assembled on jigs.

The Baden operation was inadequately financed and operated from day to day, barely covering its fixed costs. The low price of gasoline made it hard to sell the electric Tractor and after 9/11 the Baden Company lost all its sales, which brought the company to insolvency from which point it could not recuperate.

It is our plan to re-engineer the design for mass production suited for an assembly line. All remaining inventory and assembly tooling is stored in Baden Ontario and is owned by us.

The Electric OX has a tight turning radius, all terrain capability, stable four wheel design, is quiet and emissions free and ideal for constant indoor/outdoor use. The power system uses the same inexpensive conventional 8 volt lead acid battery found in golf carts. They can be recharged overnight by a 110 volt AC household current drawing about 10 kWh for a complete charge.

We plan to make the Electric OX available in three configurations:

1. The 48 Volt, Electric OX Single Purpose (SP) base model is targeted to tow/pull industrial applications handling loads up to 8,000 lbs, speeds up to 7 mph and 12 hours towing time between charges. Potential markets include baggage handling at transport terminals, greenhouse plant cart moving, people train movers in theme parks, and pulling a grass cutting gang mower.

2. The Dual Purpose (DP) model is designed with a Bumper Attachment and is targeted for tow/push applications such as moving disabled vehicles around a service lot where tow trucks are impractical and manual effort is recognized as disruptive to work flow and potentially injurious to employees pressed into the task.

3. The Electric OX Multi-Purpose (MP) model is targeted to serve the broader commercial and consumer segments for property maintenance in noise or emissions sensitive areas. It can operate with any of its attachments for up to 6 hours on a single charge. This automatic hitching arrangement permits front mounting of a variety of work accessories such as a plough blade, mower deck, sweeper and snow thrower.

The Company has identified locations that can be rented in Niagara Falls, Ontario and Niagara Falls, New York for the assembly of the tractors by the Company. There are no agreements in place at this time with any facility for manufacture or assembly (whether through contract manufacture or assembly directly by the Company). The Company has identified suppliers of components required for the manufacture and assembly of the tractors, but no contracts are in place for the components at this time. It is possible that due to the delay in securing leases for the facilities identified, we may not be able to utilize these locations once funding has been secured and that either a less desirable location or one at an increased price may be the company’s only alternative.

Currently, the Company has entered into a contract to modernize some of the components used. The main component, the controller unit, which is the Central Processing Unit (CPU) of the electric tractor system, is now in its second stage of re-development. This has become necessary to update the design with components currently commercially available.

The Company has identified an outside vendor to provide the upgrades and has entered into contract with them to complete this project.

In order to begin production of the Electric OX we must finish the component modernization as set forth above. Additionally, we believe that we will need to raise $500,000 to have sufficient capital to begin assembly. The Electric OX is a modular design and therefore will be assembled using Just in Time inventory based on known orders. This method should keep capital requirements for inventory at a minimum. Assembly of the Electric OX requires minimal tooling and fixtures that are currently in inventory.

The following are the steps to be taken in order to begin production of the Electric OX in November 2013:

Locate manufacturing facility
The company has identified 3 properties in upstate New York. Negotiations are expected to commence in March 2013 on a 10,000 square foot building in Buffalo NY that is available for occupancy July 2013. The monthly rent is $6,000.00 with the first and last month payments funded by a loan from the majority shareholder. Concessions are expected from state and federal government assistance programs that will be negotiated at the same time, though there can be no assurance that the company will qualify or receive such concessions

Controller Upgrade Program
This development program to update the components of the central processing unit, the controller, will be completed by August 2013, at a cost of $150,000. Low volume production commences in September 2013 with full production expected by year-end. The first $75,000 is being funded by a loan from the majority shareholder and we intend to fund the remaining amounts with private sales of the Company’s common stock.

Body Re-design
The exterior body molding, seat design and console layout are being updated to improve operator control and comfort and curb appeal. The program is intended to commence in June 2013 with a budget of $75,000 to be funded by private sales of the Company’s common stock.

Cutting Motors and Gearbox
Electric motors mounted on the mower deck power the three cutting blades and require upgrading to use market available advanced motor components. The gearbox has the same upgrade requirements. This program is expected to commence in June 2013 to be completed by September 2013 at a cost of $35,000 to be funded from the capital raised from the sale of the Company’s common stock.

The Marketplace

According to the Assn. of Equipment Manufacturers¹, unit sales of compact tractors (those with less than 40 horsepower) in North America totaled 104,207 units in 2012. We are not aware of any all-electric compact tractor models on the market or announced to be in development by any of the leading manufacturers as of 2012.

The U.S. Census reports shipments of over 1.3 million riding lawn tractors valued at over $6 billion in 2010.² U.S. demand for outdoor power equipment is projected to grow 6.4 percent annually reaching $11 billion by 2015, according to market researcher, The Freedonia Group’s Power Lawn & Garden Equipment Report³.

While we are not aware of any all-electric compact tractor models on the market or announced to be in development by any of the leading North American manufacturers as of 2012, simple, single-purpose, electric powered riding lawn tractors are becoming available from a few small, independent manufacturers and via importers from China.

It is estimated that the global demand for power lawn and garden equipment reached $14.9 billion in 2010 and will rise 4.8 percent yearly through 2015.3 The US alone is expected to claim over 60 percent of new demand. At present tractors are mostly powered by the internal combustion engine fuelled by gasoline or diesel. Electric powered riding lawn mowers are beginning to reach the market from small, domestic and off-shore manufacturers. No major lawn tractor manufacturer has marketed an electric powered unit to date.

References:

1.
Association of Equipment Manufacturers (www.aem.org) data referenced in December 2012 Flash Report United States Unit Retail Sales for agricultural equipment, 2 Wheel Drive Farm Tractors and for Canada see December 2012 Flash Report Canada Unit Retail Sales Canada Unit Retail Sales

2.
U.S. Census, Farm Machinery and Lawn and Garden Equipment – 2010 MA333(10) issued July 2011 (333111J107-Riding reel-type turf mowers and riding rotary mowers, 3331123-Consumer riding lawn, garden and snow equipment, 3331123108-Front engine lawn tractors and riding mowers and 3331123125-Rear engine lawn tractors and riding mowers).

3.	United States Power Lawn and Garden Equipment Report, Published April 1, 2011 | by The Freedonia Group Inc. Cleveland Ohio, SKU: FG6236067.
4.	World Power Lawn & Garden Equipment Industry Study to 2015, Published in August 2011 by The Freedonia Group Inc. Cleveland Ohio, SKU: 2797.

Sales

We expect that upon launch, sales will be directly handled by internal sales staff responding to orders placed on our website until a dealer network is in place. The Company will be unable to initiate the launch of the products until it has obtained adequate funding for its business plan. Currently, the Company has one commissioned sales person and is receiving indications of interests through its website.

Competition

The Electric OX is not priced to compete with entry-level lawn tractors sold at big box retailers such as Lowes, Canadian Tire, Home Depot or Wal-Mart. We expect the Electric OX to appeal to a clientele that is interested in green technology and willing to pay a premium for a quiet, environmentally friendly lawn and utility (multi-purpose) tractor.

The Electric OX multi-purpose and towing models are in direct competition with gas and diesel products marketed through a long-serving network of manufacturers’ and independent dealerships. Within the multi-purpose/utility functionality there are two distinct markets – the lawn & garden tractors and the commercial turf equipment. Electric OX is quiet, has no emissions, has the ability to run electric tools, produces no heat or vibrations to the driver, and there is no storage or risk of spillage of oil or gasoline (and adhering to stringent regulations relating to such storage).

The Company had a prototype tractor tested by Swallow Acoustic Consultants Ltd to determine the sound level produced. According to the testing the driver of an electric tractor would hear approximately 68.5 decibels of sound while it was driving. This noise level is the result of the electric tractor using only electric direct drive motors for propulsion and attachments such as power to the mower blades and snow thrower. As a result there is no internal combustion noise and no mechanical belt emissions present resulting in a quiet operating condition.

Likewise, with no ignition of gas for power generation, there is no excessive heat nor carbon exhaust by-products. While the electric motor brushes and operating attachments will generate some ambient heat, it is not detectable by the operator or others in the vicinity. The limited moving parts in the electric tractor design minimize vibrations over the multiple linkages, pulleys and belts present in gas-powered tractors.

Patents and Trademarks

The Company owns the following patents:

The patents for the ELECTRIC POWERED SMALL TRACTOR, Canadian Patent 2,162,687 (Filed 13 May 1994), US Patent 5,743,347 (filed 13 May 1994) and US Patent 6,089,341(filed 27 April 1998) are current. They expire on May 13, 2014 and April 27, 2018 respectively.

The patents cover a drive system using two independent drive motors with an electronic differential and individual monitoring and control of speed during both acceleration and regenerative braking.

Quick Attach system for attachments (U.S. and Canada). The U.S. Patent number 5,738,176 granted (20 September 1995) for the unique automatic hitching system, which allows quick changing of attachments (less than 1 minute). This patent expires September 20, 2015.

The trademarks for the Electric OX name and symbol have been filed in Canada and the United States.

Employees

The Company has one full time employee, its CEO, and two Executives who are currently working part time without pay.

DESCRIPTION OF PROPERTY

The issuer maintains 3,000 square feet of office and research and development space in Niagara on the Lake, Ontario Canada. The rental cost is $1,100.00 per month that is paid for by RA Zirger Holdings, one of our shareholders. There is no agreement between the shareholder and the Company to reimburse the shareholder for the space and there is no written lease agreement between the parties.

LEGAL PROCEEDINGS

There is no current pending or threatened litigation.

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not quoted on any exchange or interdealer quotation system and there is no trading market for our common stock

Holders

As of December 31, 2012, we had approximately 1,200 holders of record of our common stock.

Dividends

We have not paid any cash dividends on our common stock since our inception and do not anticipate or contemplate paying dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward-Looking Statements: No Assurances Intended

In addition to historical information, this Registration Statement contains forward-looking statements, which are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements represent Management’s belief as to the future of Electric Tractor, Inc. (Formerly Tabularasa, Inc.) Whether those beliefs become reality will depend on many factors that are not under Management’s control. Many risks and uncertainties exist that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Results of Operations

Due to our lack of funds, our operations are very limited. As a result, we realized no revenue from inception to the date of this registration statement.

Our largest expense in the recent year was consulting which includes Research and Development, it totaled $26,971 for the year compared to $15,621 for the same period in 2011 and $42,592 since inception. For the year December 31, 2012 we recorded a write-down of $8,094 pertaining to inventory consisting of demonstration units on hand. There have been no write-downs in previous years.

We realized a net loss of $56,106 for the year ended December 31, 2012 as compared to a loss of $54,826 for the year -ended December 31, 2011, the difference being related to payroll during the period increased while rent expense decreased to $ 9,900 for the year ended December 31, 2012 as compared to $ 21,750 for the year ended December 31, 2011. The rent decrease is due to smaller premises.

During the period from inception to December 31, 2012, we realized an accumulated deficit of $120,281.

Liquidity and Capital Resources

Since we initiated our business operations in 2009, our operations have been funded primarily by loans from one shareholder. From inception through the period ended December 31, 2012, our operations were funded by loans from management in the amount of $103,005. For the year ended December 31, 2012 we were funded by loans from management in the amount of $36,035.

Liquidity and Capital Resources

Since we initiated our business operations in 2009, our operations have been funded primarily by loans from one shareholder. From inception through the period ended December 31, 2012, our operations were funded by loans from management in the amount of $103,005 since inception. For the year-ended December 31, 2012 we were funded by loans from management in the amount of $36,035.

We currently have $0 of Inventory and $0 Cash on hand. Therefore, in order to carry on our business, we must obtain additional capital.

We continue to actively seek investment capital. At the present time we continue to rely on funding from our majority shareholder and CEO.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Impact of Accounting Pronouncements

There were no recent accounting pronouncements that have had a material effect on the Company’s financial position or results of operations. There were no recent accounting pronouncements that are likely to have a material effect on the Company’s financial position or results of operations.

Plan of Operation

It is expected that the Company will require $2.5 million in investment over the next 2 years to execute the Company’s business plan. The Company is looking towards individuals to participate in a private placement of the company’s securities to secure the funding. Absent significant investment from outside sources to fund the Company’s 2 year plan as more fully set forth below, the Company’s CEO and majority shareholder intends to continue to subsidize the Company’s administrative expenses and provide his time without charge, during the next 12 months, though no formal agreement to do so exists.

The initial use of proceeds is to upgrade components in our current controller. The Company is also updating the body design to provide improved curb appeal and driver ergonomics. Funds will also be used to finance the startup of the motor and gearbox manufacturing.

The following represents our expected use of proceeds should we succeed in securing capital:

Manufacturing and production

●	Controller update. Total cost of $150,000 with $15,000 already paid
●	Drive Motors. To be purchased from a source that we have identified, in month one $20,000 and $30,000 per month thereafter for as long as the tractors are being assembled
●	Frame tooling together with other metal components $25,000.
●	Body design update and tooling - over 3 month period $75,000
●	Cutting Motors and Gear Boxes – Estimated at $35,000.
●	Office and Plant - cost first and last month rent $12,000. Manpower costs for set up of equipment and production equipment $6,000 per month increasing after 4 months.
●	Production Engineer and plant manager - $18,000 per month.
●	Most Assembly tooling - is available therefore there is no immediate cost. Small tools have to be repurchased as required by the assembly line. Estimated total cost is $10,000.

Marketing costs

The cost for marketing staff, travel as well as improvements to the company Web site is estimated to be about $16,000 per month.

Administrative

The funds will be used primarily to support the essential leadership positions, including the hiring of a CFO, who has not yet been identified. Cost in total is approximately $20,000 per month.

While premises for the assembly operation have not been contractually secured there are currently several suitable locations in the greater Niagara Falls area (both in Ontario and New York) that are available and that will provide sufficient land for testing purposes. Additionally, we believe that there is sufficient engineering expertise available though none has been contractually secured.

Once a production schedule is secured, marketing management is prepared to contact the potential customers and interested dealers who have previously contacted the Company.

The Company does not presently have any assurances that capital will be raised to carry out its Business Plan. Unanticipated delays and problems in purchasing the Controller and motors may impact on the profitability and hence the operation of the startup sequence.

The Company currently has limited financial resources available. The Company's continued existence is strongly dependent upon its ability to raise capital and to successfully develop market and sell its products. The Company plans to raise working capital through equity and/or debt offerings and future profitable operations. However, the Company does not presently have any assurances that such additional capital is, or will be available. There is a limited financial history of operations from which to evaluate our future prospects, including our ability to develop a wide base of customers for our products and services. We may encounter unanticipated problems, expenses and delays in marketing our products and services and securing additional customers. If we are not successful in developing a broad enough market for our products and services, our ability to generate sufficient revenue to sustain our operations would be adversely affected. Our auditor’s report raises substantial doubt about our ability to continue as a going concern. This disclosure may make it more difficult for us to raise the capital needed to begin assembly.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

As of December 31, 2012, the current directors and executive officers of Electric Tractor who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Age	Position
Richard Zirger	70	CEO

Donald Carr	65	President

Douglas Galbraith	66	VP, Marketing

Richard A. Zirger
Chief Executive Officer, Director

 In 1965 Richard Zirger entered the electronics industry in California, gaining significant manufacturing experience at companies such as ITT Communications Division, Gauss Electrophysics Inc. and Burroughs Corporation. In his early twenties, Mr. Zirger assumed the responsibility of Central Coordinator for seven Burroughs production plants around the world. In 1970, he was a key member of a Burroughs management team responsible for starting a new production facility in Mexico. On completion, Mr. Zirger returned to Canada, where he attended Queen’s University obtaining a Bachelor of Commerce degree in 1975. After articling with Arthur Anderson Chartered Accountants in Toronto Richard became comptroller for an automotive manufacturer and distributor in 1978. In 1980 he founded ELREG Distributors Ltd., a rotating electrical supply company, where he served as President and CEO for the past thirty-one years. During this period of time Richard started or acquired a number of companies relating to the DC motor field. His interest in DC performance and technology provided a number of entrees to companies in the R&D stage where his unique ‘value-add’ led to becoming a significant member of the owner group. He has participated in the electric vehicle business for the past 35 years.

Additionally, Mr. Zirger is the president and CEO of the following private companies:

Company	Start Date	Product/Industry
Omega 5 Technologies Inc.	March 17, 2003	Cosmetic Tools
737553 Ontario Inc. operating as Titan Motor Technologies Inc.	September 23, 1987	DC Motor Development and Research
Hybrid Utilities Inc.	August 2006	Development of Accumulator to produce Power
AVT-Meg Power Ltd.	May 26 2008	Manufacture of Power Generators
GROMAXX TECHNOLOGIES INC.	April 2009	Greenhouse Growing Systems Development
RA Zirger Farms	1972	Grower of Peaches

While Mr. Zirger is the president and CEO of the companies listed above, he intends to devote substantially all of his time to Electric Tractor Corp., as the others companies do not require his daily attention. It is not anticipated that there will be any conflicts between the entities. In the case of a conflict the above listed companies have other management personnel that will make decisions for those entities.

Donald H. Carr

President

Mr. Carr holds a B.A. in Economics and Geography from the University of Toronto and an M.B.A. from the Ivey School of Business at the University of Western Ontario. He has a solid background in sales and marketing management at Bell, Xerox and Northern Telecom. In previous roles as President, he has led three business operations, each of whom are leaders in their respective business sector, including Mary Kay Cosmetics Ltd., Manitoba Telecom Services and the Inuvialuit Development Corporation. For the past decade he has transitioned into sustainable development initiatives including leading the commercialization and international expansion of green technology subsidiaries of NOTRA Inc. an environmental engineering practice. He has contributed to the strategic and operational planning of Electric Tractor Corp. since 2009.

Douglas Galbraith

VP Marketing

Following obtaining his B.A. in Marketing from Ryerson Polytechnic Institute Mr. Galbraith served in both the Canadian Armed Forces and the Royal Air Force in Great Britain as a transport pilot and squadron adjutant. Upon his return to Canada he entered the Travel Industry in Corporate Development. During the last 20 years, he has been an entrepreneur and management consultant working on both independently and with major international consulting firms (Runzheimer and TRX Inc). Mr. Galbraith excels in the development of new markets, particularly for emerging organizations. He founded, grown and sold three companies. He has fully immersed himself in ETC’s start-up activities and has laid the groundwork for the overall marketing thrust for North America.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning annual and long-term compensation provided to our Chief Executive Officer and each of the Company’s other most highly compensated executive officers who were serving as executive officers at December 31, 2010 and during the past two fiscal years. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees. The following table sets forth all compensation awarded to, earned by, or paid by the Company since inception.

Summary Compensation Table for the Fiscal Years Ended December 31, 2012 and 2011

Executive (1)	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation
Richard Zirger	2012	-	-	-	-	-
	2011	-	-	-	-	-
Donald Carr	2012	-	-	-	-	-
	2011	-	-	-	-	-
____________
(1) None of the current officers of the Company have employment agreements with the Company.

Option Grants to Our Named Executive Officers

No options have been granted to our named executive officers during the last two fiscal years.

Employment Agreements with Our Named Executive Officers

The Company has not entered into any compensation agreements with its current officers or directors.

Director Compensation

We have not paid any compensation to our directors during the last two fiscal years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	0	N.A.	0

Equity compensation plans not approved by security holders	0	N.A.	0

TOTAL	0	N.A.	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of December 31,2012 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Richard Zirger (2) 59 Hunter Rd Niagara on the Lake, ON L0S 1J0 Canada	7,126,273	75%

All officers and directors as a group (1 persons)	7,126,273	75%

Robert Matthies 273 Parkview Hills Dr. Cobourg, Ontario K9A 5S3	1,312,000	13.8%
____________
(1)
Applicable percentage ownership is based on 9,487,016 shares of common stock outstanding as of December 31, 2012, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2012 for each stockholder. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 7,126,273 shares held by RA ZIRGER HOLDINGS INC.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings Inc. Richard A. Zirger our CEO, is the beneficial owner of RA Zirger Holdings. RA Zirger Holdings had purchased the assets out of bankruptcy for $10,000.

Additionally, through the period ended December 31, 2012 Mr. Zirger and/or RA Zirger Holdings have provided the company $103,005 in loans which are unsecured and bear no interest.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Jonathan D. Leinwand, P.A. Mr. Leinwand will not receive a direct or indirect interest in the issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company. Nor does Mr. Leinwand have any contingent based agreement with us or any other interest in, or connection to, us.

EXPERTS

The financial statements from inception through December 31, 2012 (of Electric Tractor Corp., the accounting acquiror) included in this prospectus have been audited by Silberstein Ungar, PLLC, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Silberstein Ungar, PLLC, has no direct or indirect interest in us, nor were they a promoter or underwriter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ELECTRIC TRACTOR CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

 DECEMBER 31. 2012

F-1

ELECTRIC TRACTOR CORP.

(A DEVELOPMENT STAGE COMPANY)

DECEMBER 31, 2012

F-2

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
Electric Tractor Corp.
Burlington, Ontario, Canada

We have audited the accompanying balance sheets of Electric Tractor Corp. as of December 31, 2012 and 2011, and the related statements of operations, stockholder’ deficit, and cash flows for the years then ended and for the period from August 14, 2006 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric Tractor Corp. as of December 31, 2012 and 2011, and the results of its operations and cash flows for the years then ended and the period from August 14, 2006 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Electric Tractor Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 24, 2013

F-3

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current Assets
Inventory	$0	$8,094

Other Assets
Patents and technologies	10,000	10,000

TOTAL ASSETS	$10,000	$18,094

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accrued expenses	$2,600	$4,250
Accrued expenses – related parties	13,627	0
Advances from officer	103,005	66,970
Total Liabilities	119,232	71,220

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value, 250,000,000 shares authorized, 9,487,016 shares issued and outstanding	9,487	9,487
Additional paid-in capital	1,562	1,562
Deficit accumulated during the development stage	(120,281)	(64,175)
Total Stockholders’ Deficit	(109,232)	(53,126)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,000	$18,094

See accompanying notes to financial statements.

F-4

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2012

	Year ended December 31, 2012	Year ended December 31, 2011	Period from August 14, 2006 (Inception) to December 31, 2012

REVENUES	$0	$0	$0

OPERATING EXPENSES
General and administrative	1,674	472	2,146
Insurance	0	1,349	1,349
Office supplies	534	2,054	2,588
Consulting	26,971	15,621	42,592
Professional fees	8,083	9,508	26,940
Inventory impairment	8,094	0	8,094
Rent	9,900	21,750	31,650
Repairs and maintenance	850	1,339	2,189
Utilities	0	2,733	2,733
TOTAL OPERATING EXPENSES	56,106	54,826	120,281

NET LOSS BEFORE INCOME TAXES	(56,106)	(54,826)	(120,281)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(56,106)	$(54,826)	$(120,281)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,487,016	9,487,016

See accompanying notes to financial statements.

F-5

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2012

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Shares Issued at Inception	1,048,743	$1,049	$-	$-	$1,049

Net loss for the period ended December 31, 2006	-	-	-	(1,049)	(1,049)

Balance, December 31, 2006	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2007	-	-	-	-	-

Balance, December 31, 2007	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2008	-	-	-	-	-

Balance, December 31, 2008	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2009	-	-	-	(1,750)	(1,750)

Balance, December 31, 2009	1,048,743	1,049	-	(2,799)	(1,750)

Common shares issued in exchange for assets	8,438,273	8,438	1,562	-	10,000

Net loss for the year ended December 31, 2010	-	-	-	(6,550)	(6,550)

Balance, December 31, 2010	9,487,016	9,487	1,562	(9,349)	1,700

Net loss for the year ended December 31, 2011	-	-	-	(54,826)	(54,826)

Balance, December 31, 2011	9,487,016	9,487	1,562	(64,175)	(53,126)

Net loss for the year ended December 31, 2012	-	-	-	(56,106)	(56,106)

Balance, December 31, 2012	9,487,016	$9,487	$1,562	$(120,281)	$(109,232)

See accompanying notes to financial statements.

F-6

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2012

	Year ended December 31, 2012	Year ended December 31, 2011	Period from August 14, 2006 (Inception) to December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(56,106)	$(54,826)	$(120,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory impairment	8,094	0	8,094
Changes in assets and liabilities:
(Increase) in inventory	0	(8,094)	(8,094)
Increase (decrease) in accrued expenses	(1,650)	950	2,600
Increase in accrued expenses – related parties	13,627	950	13,627
Net Cash Flows Used in Operating Activities	(36,035)	(61,970)	(104,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received from officer	36,035	61,970	103,005
Proceeds from sale of common stock	0	0	1,049
Net Cash Flow Provided by Financing Activities	36,035	61,970	104,054

NET INCREASE IN CASH	0	0	0
Cash, beginning of period	0	0	0
Cash, end of period	$0	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Common shares issued in exchange for assets	$0	$0	$10,000

See accompanying notes to financial statements.

F-7

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The Company was incorporated in the State of Wyoming on August 14, 2006 as Tabularasa Corp. The Company owns a proprietary Plastic Formula that converts scrap plastic into all home decorative moldings such as chair rails, crown molding and baseboards etc.

On January 2, 1010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Electric Tractor Corp. (”ETC”), a company related due to common ownership, and acquired patents and technology assets of ETC having a fair value of $10,000 in exchange for 8,438,273 common shares of the Company. The $10,000 fair value was less than the basis on ETC’s books. The Company intends to become a manufacturer of advanced eco-friendly electric-powered utility tractors and attachments. On March 11, 2010, the Company changed its name to Electric Tractor Corp.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fair Value of Financial Instruments
The Company’s financial instruments consist of inventory, accrued expenses, accrued expenses – related parties and advances received from an officer. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2012 and 2011, the Company had $-0- of cash.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

F-8

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets
In accordance with ASC 350, Goodwill and Other Intangible Assets, the Company tests its intangible assets for impairment on an annual basis and between annual tests if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount.

The Company applies the provisions of ASC Topic 350, requiring that intangible assets that have indefinite lives are not amortized but are subject to an annual impairment test or more frequent test if indicators of impairment exist. Management has determined that the intangible assets as of December 31, 2012 were not impaired.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Deficit. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Stock-Based Compensation
As of December 31, 2012, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- during the years ended December 31, 2012 and 2011.

F-9

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has no revenues as of December 31, 2012. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at December 31, 2012 and 2011, of $2,600 and $4,250, respectively, consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 4 – ACCRUED EXPENSES – RELATED PARTY

At December 31, 2012, the Company had accrued consulting fees owed to two officers of $13,627. See Note 5.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2012, the Company incurred consulting fees of $13,627 related to two officers. As of December 31, 2012, the Company has a balance due to the two officers of $13,627. See Note 4.

An officer of the Company has advanced funds to be used for working capital. The amounts received are due on demand, non-interest bearing, and unsecured. During the years ended December 31, 2012 and 2011, the Company received $36,035 and $61,970. The total amount due to the officer was $103,005 and $66,970 at December 31, 2012 and 2011, respectively.

On April 1, 2012, the Company entered into an agreement with an officer to rent space in the officer’s barn and basement for storage of tractors, related parts, office equipment and records. The lease requires monthly payments of $1,100 and is on a month-to-month basis. During the year ended December 31, 2012, the Company accrued $9,900 for rent which was part of the increase in the amount due to the officer. See above and Note 7.

F-10

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 – INCOME TAXES

The provision for Federal income tax consists of the following for the years ended December 31, 2012 and 2011:

	2012	2011
Federal income tax benefit attributable to:
Current loss from operations	$19,076	$18,640
Less: valuation allowance	(19,076)	(18,640)
Net provision for Federal income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2012 and 2011:

	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	$40,895	$21,819
Less: valuation allowance	(40,895)	(21,819)
Net deferred tax asset	$0	$0

At December 31, 2012, the Company had an unused net operating loss carryover of $120,281 that is available to offset future taxable income; it expires beginning in 2028.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with an officer on April 1, 2012 to rent space in the officer’s barn and basement for storage of tractors, related parts, office equipment and records. The lease requires monthly payments of $1,100 and is on a month-to-month basis. See Note 5.

NOTE 8 – INVENTORY IMPAIRMENT

The Company’s inventory consisted of used, demonstration tractors. As of December 31, 2012, the Company impaired the full value of their inventory as they were no longer worth their carrying value and are needed as demonstration equipment for the company and will not be resold. The total impairment charge was $8,094.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2012 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-11

ELECTRIC TRACTOR CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2011

ELECTRIC TRACTOR CORP.

(A DEVELOPMENT STAGE COMPANY)

DECEMBER 31, 2011

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
Electric Tractor Corp.
Burlington, Ontario, Canada

We have audited the accompanying balance sheets of Electric Tractor Corp. as of December 31, 2011 and 2010, and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended and for the period from inception to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric Tractor Corp. as of December 31, 2011 and 2010, and the results of its operations and cash flows for the years then ended and the period from inception to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Electric Tractor Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
April 23, 2012

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

	December 31, 2011	December 31, 2010
ASSETS
Current Assets
Inventory	$8,094	$0

Other Assets
Patents and technologies	10,000	10,000

TOTAL ASSETS	$18,094	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accrued expenses	$4,250	$3,300
Advances from officer	66,970	5,000
Total Liabilities	71,220	8,300

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value, 250,000,000 shares authorized, 9,487,016 shares issued and outstanding	9,487	9,487
Additional paid-in capital	1,562	1,562
Deficit accumulated during the development stage	(64,175)	(9,349)
Total Stockholders’ Equity (Deficit)	(53,126)	1,700

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$18,094	$10,000

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2011

	December 31, 2011	December 31, 2010	Period from August 14, 2006 (Inception) to December 31, 2011

REVENUES	$0	$0	$0

OPERATING EXPENSES
General and administrative	472	0	472
Insurance	1,349	0	1,349
Office supplies	2,054	0	2,054
Payroll	15,621	0	15,621
Professional fees	9,508	6,550	18,857
Rent	21,750	0	21,750
Repairs and maintenance	1,339	0	1,339
Utilities	2,733	0	2,733

TOTAL OPERATING EXPENSES	54,826	6,550	64,175

NET LOSS BEFORE INCOME TAXES	(54,826)	(6,550)	(64,175)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(54,826)	$(6,550)	$(64,175)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.001)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,487,016	9,440,779

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
AS OF DECEMBER 31, 2011

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Shares Issued at Inception	1,048,743	$1,049	$-	$-	$1,049

Net loss for the year ended December 31, 2006	-	-	-	(1,049)	(1,049)
Balance, December 31, 2006	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2007	-	-	-	-	-
Balance, December 31, 2007	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2008	-	-	-	-	-
Balance – December 31, 2008	1,048,707	1,049	-	(1,049)	-

Common shares issued for cash	36	-	-	-	-

Net loss for the year ended December 31, 2009	-	-	-	(1,750)	(1,750)
Balance – December 31, 2009	1,048,743	1,049	-	(2,799)	(1,750)

Common shares issued in exchange for assets	8,438,273	8,438	1,562	-	10,000

Net loss for the year ended December 31, 2010	-	-	-	(6,550)	(6,550)
Balance, December 31, 2010	9,487,016	9,487	1,562	(9,349)	1,700

Net loss for the year ended December 31, 2011	-	-	-	(54,826)	(54,826)
Balance, December 31, 2011	9,487,016	$9,487	$1,562	$(64,175)	$(53,126)

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2011

	December 31, 2011	December 31, 2010	Period from August 14, 2006 (Inception) to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(54,826)	$(6,550)	$(64,175)
Changes in assets and liabilities:
Increase in inventory	(8,094)	0	(8,094)
Increase (decrease) in accrued expenses	950	1,550	4,250
CASH FLOWS USED IN OPERATING ACTIVITIES	(61,970)	(5,000)	(68,019)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received from officer	61,970	5,000	66,970
Proceeds from sale of common stock	0	0	1,049
CASH FLOWS FROM FINANCING ACTIVITIES	61,970	5,000	68,019

NET INCREASE IN CASH	0	0	0
Cash, beginning of period	0	0	0
Cash, end of period	$0	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

NON-CASH FINANCING TRANSACTIONS:
Common shares issued in exchange for assets	$0	$10,000

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The Company was incorporated in the State of Wyoming on August 14, 2006 as Tabularasa Corp. The Company owns a proprietary Plastic Formula that converts scrap plastic into all home decorative moldings such as chair rails, crown molding and baseboards etc.

On January 2, 1010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Electric Tractor Corp. (”ETC”), a company related due to common ownership, and acquired patents and technology assets of ETC having a fair value of $10,000 in exchange for 8,438,273 common shares of the Company. The $10,000 fair value was less that the basis on ETC’s books. The Company intends to become a manufacturer of advanced eco-friendly electric-powered utility tractors and attachments. On March 11, 2010, the Company changed its name to Electric Tractor Corp.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Tax
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments
The Company’s financial instruments consist of accrued expenses and advances received from an officer. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2011 and 2010, the Company had $-0- of cash.

Stock-based Compensation.
For the periods ended December 31, 2011, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

ELECTRIC TRACTOR CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- during the periods ended December 31, 2011 and 2010.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has no revenues as of December 31, 2011. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

At December 31, 2011 and 2010, the Company has accrued fees owed to its outside accounting firm of $4,250 and $3,300, respectively, for services related to those periods.

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

	December 31, 2011	December 31, 2010
Federal income tax benefit attributable to:
Current loss from operations	$18,640	$2,227
Less: valuation allowance	(18,640)	(2,227)
Net provision for Federal income taxes	$-	$-

ELECTRIC TRACTOR CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011

NOTE 4 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2011	December 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$21,819	$3,179
Less: valuation allowance	(21,819)	(3,179)
Net deferred tax asset	$-	$-

At December 31, 2011, the Company had an unused net operating loss carryover approximating $64,200 that is available to offset future taxable income; it expires beginning in 2028.

NOTE 5 – ADVANCES FROM OFFICER

An officer of the Company has advanced funds to be used for working capital. The amounts received are due on demand, non-interest bearing, and unsecured. The total advances received and due back to the officer totaled $66,970 and $5,000 at December 31, 2011 and 2010, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

On February 9, 2011, the Company amended its articles of incorporation and changed its authorized common shares to 250,000,000 shares. Prior to this amendment, the Company had an unlimited amount of common shares authorized.

The Company has analyzed its operations subsequent to December 31, 2011 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to be paid
SEC Registration Fee	$3
Printing and Edgarizing expenses	$2,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Transfer agent	$500
Stock certificates	$200
Miscellaneous	$97

Total	$20,800

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-16-851 to 17-16-859 inclusive of the Business Corporation Law of Wyoming permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company’s Bylaws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Company’s Bylaws apply to all actions and proceedings including those brought by or in the right of the Company. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. The Company does not maintain insurance to cover directors and officers against liability which they may incur in such capacity.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2008 the Company issued 1,048,700 shares of its common stock to Newlave Corp. in satisfaction of $1,048.70 that was due and owing to Newlave. The transaction between two private parties was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended. Newlave distributed the shares as a dividend to its shareholders. It maintained the shares in book entry with restrictions on transfer. Certificates were not issued to the shareholders and there have been no sales or transfers of the shares since the time of the dividend.

On January 2, 2010, the Company issued 8,438,273 shares of its common stock to RA Zirger Holdings in exchange for certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. The transaction between two private parties was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended.

Exhibits and Financial Statement Schedules.

3.1	Articles of Incorporation of Electric Tractor Corp. as amended (the “Company”)
3.1(i)	-	Certificate of Incorporation dated 8/14/2006
3.1(ii)	-	Certificate of Amendment to Certificate of Incorporation dated March 19, 2010
3.1(iii)	-	Certificate of Amendment to Certificate of Incorporation dated February 14, 2011

3.2	By-laws
3.2(i)		By-laws
3.2(ii)	-	By-laws, as amended

5.1	Opinion of Jonathan D. Leinwand, PA (including consent of Jonathan D. Leinwand, P.A.)

10.1	Asset Purchase Agreement between Electric Tractor Corp. and Tabularasa Corp. dated January 2, 2010

10.2	Assignment of Plastics Intellectual Property

21.1	List of Subsidiaries

23.1	Consent of Auditors

23.2	Consent Jonathan D. Leinwand, P.A. (contained in Opinion on Legality filed as Exhibit 5.1)

99.1	Report of Swallow Acoustic Consultants Ltd., dated December 24, 2012

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

1.      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
2.      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Niagara on the Lake, Province of Ontario, Canada on April 17, 2013.

ELECTRIC TRACTOR CORP.

By:	/s/ Richard Zirger
Richard Zirger, CEO, Principal Executive Officer &
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Zirger	CEO, Director, Principal Executive Officer, Principal	April 17, 2013
Richard Zirger	Financial Officer and Principal Accounting Officer